EXHIBIT 4.2

AMENDMENT NO. 1 TO MASTER COMMUTATION, RELEASE AND
RESTRUCTURING AGREEMENT

     AMENDMENT NO. 1 dated as of August 1, 2008 (this “Amendment No. 1”) among XL CAPITAL LTD, an exempted limited company incorporated under the Laws of Cayman Islands, XL INSURANCE (BERMUDA) LTD (formerly known as X.L. Insurance Ltd), a Bermuda exempted company, XL REINSURANCE AMERICA INC., a New York insurance corporation, X.L. GLOBAL SERVICES, INC., a service company incorporated under the Laws of Delaware, XL SERVICES (BERMUDA) LTD, a service company incorporated under the Laws of Bermuda, X.L. AMERICA, INC., a company incorporated under the Laws of Delaware, SECURITY CAPITAL ASSURANCE LTD, a Bermuda exempted company, XL FINANCIAL ASSURANCE LTD., a Bermuda exempted company, XL CAPITAL ASSURANCE INC., a New York insurance company, XL FINANCIAL ADMINISTRATIVE SERVICES INC., a company incorporated under the Laws of Delaware, SCA BERMUDA ADMINISTRATIVE LTD., a company incorporated under the Laws of Bermuda, XL CAPITAL ASSURANCE (U.K.) LIMITED, an insurance company regulated by the Financial Services Authority and incorporated under the Laws of England and Wales, and those portfolio trusts that are Affiliates of XLCA and become a Party to the Master Agreement from time to time pursuant to the execution of a joinder agreement.

     WHEREAS, on July 28, 2008, the parties hereto (the “Parties”) entered into a certain Master Commutation, Release and Restructuring Agreement (the “Master Agreement”);

     WHEREAS, the Parties wish to reallocate the Stock Consideration and the Cash Consideration Amount pursuant to Schedule 2.01; and

     WHEREAS, the Parties wish to take such actions necessary to give effect to such reallocation;

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein and in the Master Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

     Section 1. Definitions. Capitalized terms not otherwise defined in this Amendment No. 1 shall have the meanings ascribed to them in the Master Agreement.

     Section 2. Amendments. Articles I and II, Exhibits 1.01(e), 1.01(f), 1.01(g), and 1.01(h) and Schedules 2.01, 2.06(a) and 2.06(b) of the Master Agreement are hereby amended as follows:

     2.1 The definition of “Subscription Agreement” in Section 1.01 of the Master Agreement will be stricken and deleted in its entirety and replaced with the following text:

          “Subscription Agreements” means the subscription agreement to be executed by XLFA and XL and delivered at the Closing, in the form of Exhibit 1.01(g-1), and the subscription agreement to be executed by XLCA and XL and delivered at the Closing in the form of Exhibit 1.01(g-2).

     2.2 Section 2.08(ii) of the Master Agreement will be stricken and deleted in its entirety and replaced with the following text:

          the Subscription Agreements executed by each SCA Party which is a party thereto;

     2.3 Section 2.09(iii) of the Master Agreement will be stricken and deleted in its entirety and replaced with the following text:

          the Subscription Agreements executed by each XL Party which is a party thereto;

     2.4 The contents of Exhibit 1.01(e) to the Master Agreement shall be stricken and deleted in their entirety and replaced with the contents of Exhibit 1.01(e-1) attached hereto.

     2.5 The contents of Exhibit 1.01(f) to the Master Agreement shall be stricken and deleted in their entirety and replaced with the contents of Exhibit 1.01(f-1) attached hereto.

     2.6 The contents of Exhibit 1.01(g) to the Master Agreement shall be stricken and deleted in their entirety and replaced with the contents of Exhibits 1.01(g-1) attached hereto.

     2.7 The contents of Exhibit 1.01(g-2) attached hereto will be added as Exhibit 1.01(g-2) to the Master Agreement.

     2.8 The contents of Exhibit 1.01(h) to the Master Agreement shall be stricken and deleted in their entirety and replaced with Exhibits 1.01(h-1) attached hereto.

     2.9 The contents of Schedule 2.01 to the Master Agreement shall be stricken and deleted in their entirety and replaced with the contents of Schedule 2.01-1 attached hereto.

     2.10 The contents of Schedule 2.06(a) to the Master Agreement shall be stricken and deleted in their entirety and replaced with the contents of Schedule 2.06(a)-1 attached hereto.

     2.11 The contents of Schedule 2.06(b) to the Master Agreement shall be stricken and deleted in their entirety and replaced with the contents of Schedule 2.06(b)-1 attached hereto.

     Section 3. Miscellaneous.

     3.1 This Amendment No. 1 may be executed and delivered in multiple counterparts, each of which, when so executed and delivered, shall be an original, but such counterparts shall together constitute but one and the same instrument and agreement. A facsimile or Portable Document Format copy of a signature shall have the same force and effect as an original signature.

     3.2 This Amendment No. 1 is to be interpreted under and governed by the Laws of the State of New York without giving effect to conflicts of law provisions thereof. In the event that there is a dispute between or among the Parties arising under this Amendment No. 1, the Parties (i) agree that the exclusive forum to seek remedy shall be to institute a legal proceeding in the courts of the State of New York located in the City and County of New York, (ii) hereby expressly submit to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waive any claim of lack of personal jurisdiction and improper venue and any claim that such courts are an inconvenient forum and (iii) agree that the prevailing Parties shall be entitled to recover their reasonable attorneys’ fees, costs and disbursements from the other Parties (in addition to any other relief to which the prevailing Parties may be entitled). Each Party hereby irrevo cably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address provided to the Parties in accordance with Section 9.02, of the Master Agreement, such service to become effective ten (10) days after such mailing.

     3.3 Each of the Parties hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under, or in connection with this Amendment No. 1. Each of the Parties hereby (i) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Amendment No. 1 by, among other things, the mutual waivers and certifications in this Section 3.3.

     3.4 Each Party has had the opportunity to negotiate the terms, consult with counsel, and modify the provisions of this Amendment No. 1. Therefore, the terms of this Amendment No. 1 will be considered and interpreted without any presumption, inference or rule requiring construction or interpretation of any provision of this Amendment No. 1 against the interests of the drafter of this Amendment No. 1.

[Signature Page to Follow]

      IN WITNESS HEREOF, the Parties have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first written above.

XL CAPITAL LTD

By:	/s/ Fiona Luck
Name: Fiona Luck
Title: Executive Vice President and Chief of Staff

[AMENDMENT NO. 1 TO THE MASTER COMMUTATION, RELEASE AND RESTRUCTURING AGREEMENT]

XL INSURANCE (BERMUDA) LTD

By:	/s/ Fiona Luck
Name: Fiona Luck
Title: Director

[AMENDMENT NO. 1 TO THE MASTER COMMUTATION, RELEASE AND RESTRUCTURING AGREEMENT]

XL REINSURANCE AMERICA INC.

By:	/s/ Steven P. Agosta
Name: Steven P. Agosta
Title: Vice President, General Counsel and Secretary

[AMENDMENT NO. 1 TO THE MASTER COMMUTATION, RELEASE AND RESTRUCTURING AGREEMENT]

X.L. GLOBAL SERVICES, INC.

By:	/s/ Kenneth P. Meagher
Name: Kenneth P. Meagher
Title: Assistant Secretary

[AMENDMENT NO. 1 TO THE MASTER COMMUTATION, RELEASE AND RESTRUCTURING AGREEMENT]

XL SERVICES (BERMUDA) LTD

By:	Fiona Luck
Name: /s/ Fiona Luck
Title: Deputy Chairman

[AMENDMENT NO. 1 TO THE MASTER COMMUTATION, RELEASE AND RESTRUCTURING AGREEMENT]

X.L. AMERICA, INC.

By:	/s/ Richard G. McCarty
Name: Richard G. McCarty
Title: Senior Vice President, General Counsel and Secretary

[AMENDMENT NO. 1 TO THE MASTER COMMUTATION, RELEASE AND RESTRUCTURING AGREEMENT]

SECURITY CAPITAL ASSURANCE LTD

By:	/s/ Claude Le Blanc
Name: Claude Le Blanc
Title: EVP

[AMENDMENT NO. 1 TO THE MASTER COMMUTATION, RELEASE AND RESTRUCTURING AGREEMENT]

XL FINANCIAL ASSURANCE LTD.

By:	/s/ Tom Cume
Name: Tom Cume
Title: SVP

[AMENDMENT NO. 1 TO THE MASTER COMMUTATION, RELEASE AND RESTRUCTURING AGREEMENT]

XL CAPITAL ASSURANCE INC.

By:	/s/ Susan Comparato
Name: Susan Comparato
Title: SVP & General Counsel

[AMENDMENT NO. 1 TO THE MASTER COMMUTATION, RELEASE AND RESTRUCTURING AGREEMENT]

XL FINANCIAL ADMINISTRATIVE
SERVICES INC.

By:	/s/ Susan Comparato
Name: Susan Comparato
Title: Managing Director & Secretary

[AMENDMENT NO. 1 TO THE MASTER COMMUTATION, RELEASE AND RESTRUCTURING AGREEMENT]

SCA BERMUDA ADMINISTRATIVE LTD.

By:	/s/ Tom Cume
Name: Tom Cume
Title: SVP

[AMENDMENT NO. 1 TO THE MASTER COMMUTATION, RELEASE AND RESTRUCTURING AGREEMENT]

XL CAPITAL ASSURANCE (U.K.) LIMITED

By:	/s/ Fredrick B. Hnat
Name: Fredrick B. Hnat
Title: Managing Director & Chief Operating Officer

[AMENDMENT NO. 1 TO THE MASTER COMMUTATION, RELEASE AND RESTRUCTURING AGREEMENT]

[INSERT SIGNATURE PAGES FOR EACH PORTFOLIO TRUST THAT CORRESPONDS
TO THE CDS COUNTERPARTIES THAT ARE SIGNATORIES]

[AMENDMENT NO. 1 TO THE MASTER COMMUTATION, RELEASE AND RESTRUCTURING AGREEMENT]

EXHIBIT 1.01(e-1)

FACULTATIVE MASTER CERTIFICATE COMMUTATION AGREEMENT

Exh. 1.01(e-1)

COMMUTATION AND RELEASE AGREEMENT

     This Commutation and Release Agreement (the “Agreement”) dated as of August 5, 2008, is made by and between Syncora Guarantee Inc. (formerly known as XL Capital Assurance Inc.), a company domiciled in New York (the “Company”) and XL Reinsurance America Inc., a company also domiciled in New York (the “Reinsurer”). The Reinsurer and the Company are hereinafter referred to collectively as the “Parties.”

RECITALS

          WHEREAS, the Parties previously entered into a Facultative Master Certificate effective as of November 1, 2002, which was amended and restated pursuant to the First Amended and Restated Facultative Master Certificate, effective as of August 4, 2006, and which was further amended and restated pursuant to the Second Amended and Restated Facultative Master Certificate, effective as of March 1, 2007, pursuant to which the Reinsurer agreed to reinsure certain liabilities of the Company (together, the “Reinsurance Agreement”); and

          WHEREAS, the Parties are parties to that certain Master Commutation, Release and Restructuring Agreement, dated as of July 28, 2008, by and among the Company, the Reinsurer, Security Capital Assurance Ltd and the other parties thereto (the “Master Transaction Agreement”), pursuant to which the Company and the Reinsurer have agreed to enter into this Agreement; and

          WHEREAS, the Parties agree that it is in each of their best interests to freely and voluntarily enter into this Agreement and to fully and forever release and discharge each other from their respective existing and future liabilities and obligations, including contingent and uncertain liabilities, both known and unknown, under the Reinsurance Agreement and the individual risk cessions thereunder and to compromise, resolve and settle all amounts due, or which may become due, between each other arising out of, in respect of, or relating to the Reinsurance Agreement and/or the individual risk cessions thereunder; and

          WHEREAS, Company and Reinsurer, or their affiliates, may be parties to agreements other than the Reinsurance Agreement, and it is the intent of the Parties that this Agreement will not have any effect upon such other agreements.

          NOW, THEREFORE, in consideration of the covenants, conditions, promises and releases contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I

PAYMENT

          (a) XL Capital Ltd shall, on behalf of the Reinsurer, issue to the Company Five Million, Seven Hundred and Seventy-Six Thousand, Six Hundred and Twenty-One (5,776,621) of Class A Ordinary Shares of XL Capital Ltd (the “Commutation Amount”) on the Closing Date (as such term is defined in the Master Transaction Agreement). The date on which the Commutation Amount is paid and received shall be referred to hereinafter as the “Effective Date.”

          (b) The Company shall accept the Commutation Amount in full satisfaction of all of the Reinsurer’s liabilities and obligations under the Reinsurance Agreement and/or the individual risk cessions thereunder.

ARTICLE II

RELEASE

          (a) Upon the Reinsurer’s payment of the Commutation Amount to the Company, the Company, on behalf of itself and its shareholders, parents, affiliates and subsidiaries, and their respective officers, directors, and employees, hereby irrevocably and unconditionally releases and forever discharges the Reinsurer, its parents, subsidiaries and affiliates, and their respective predecessors, successors, assigns, officers, directors, agents, employees, shareholders, representatives, and attorneys from any and all present and future actions, causes of action, suits, debts, liens, contracts, rights, agreements, obligations, promises, liabilities, claims, counterclaims, demands, damages, controversies, losses, costs and expenses (including attorneys’ fees and costs actually incurred) of any kind, character, description or nature whatsoever, known or unknown to either or both Parties, suspected or unsuspected, reported or unreported, fixed or contingent, which the Company now has, owns or holds or claims to have, own, or hold, or at any time heretofore had, owned, or held or claimed to have had, owned, or held, or may hereafter have, own, or hold or claim to have, own, or hold, arising out of conduct or matters occurring on, prior to or subsequent to the Effective Date, against the Reinsurer, arising directly or indirectly out of, based upon, or in any way related to or in connection with the Reinsurance Agreement and/or the individual risk cessions thereunder, whether grounded in law or equity, or sounding in tort or contract or otherwise; provided, however, that the provisions of this Article II(a) shall not discharge obligations of the Reinsurer, which have been undertaken or imposed by the express terms of this Agreement or the Master Transaction Agreement (including the Ancillary Agreements).

          (b) Contemporaneous with the payment of the Commutation Amount to the Company, the Reinsurer, on behalf of itself and its shareholders, parents, affiliates and subsidiaries, and their respective officers, directors and employees, hereby irrevocably and unconditionally releases and forever discharges the Company, its shareholders, parents, subsidiaries and affiliates, and their respective predecessors, successors, assigns, officers, directors, agents, employees, shareholders, representatives, and attorneys from any and all present and future actions, causes of action, suits, debts, liens, contracts, rights, agreements, obligations, promises, liabilities, claims, counterclaims, demands, damages, controversies, losses, costs and expenses (including attorneys’ fees and costs actually incurred) of any kind, character, description or nature whatsoever, known or unknown to either or both Parties, suspected or unsuspected, reported or unreported, fixed or contingent, which the Reinsurer now has, owns, holds or claims to have, own, or hold, or at any time heretofore had, owned, or held or claimed to have had, owned, or held, or may hereafter have, own, or hold or claim to have, own, or hold, arising out of conduct or matters occurring on, prior to or subsequent to the Effective Date, against the Company, arising directly or indirectly out of, based upon, or in any way related to or in connection with the Reinsurance Agreement and/or the individual risk cessions thereunder, whether grounded in law or equity or sounding in tort or contract or otherwise; provided, however, that the provisions of this Article II(b) shall not discharge obligations of the Company, which have been undertaken or imposed by the express terms of this Agreement or the Master Transaction Agreement (including the Ancillary Agreements).

          (c) The Parties understand that it is possible that unknown losses or claims may exist, or that present or future losses or claims may be underestimated in amounts or severity. Furthermore, the Parties expressly accept and assume the risk that the factual or legal assumptions made by any Party in connection with this Agreement may be found hereafter to be different from the true facts or law, and the Parties agree that this Agreement shall be and shall remain in full force and effect notwithstanding such differences in facts or law. Each Party expressly takes all of the foregoing into account in determining the amount of consideration to be given and paid for the giving of this Agreement, and a portion of the said consideration, having been bargained for between the Parties with the knowledge of the possibility of such unknown losses and claims, is given in exchange for the full accord, satisfaction and discharge of all such losses and claims.

          (d) Full payment of the Commutation Amount shall be in complete accord, satisfaction, settlement and commutation of any and all past, current and future liabilities and obligations that each Party owes or may owe to the other arising directly or indirectly out of or related to or in connection with the Reinsurance Agreement and/or the individual risk cessions thereunder and that upon payment of the Commutation Amount, the Reinsurance Agreement shall be terminated as of the Effective Date and neither Party shall have any further obligation or liability to the other Party under the Reinsurance Agreement and/or the individual risk cessions thereunder.

ARTICLE III

NON-RELIANCE

          (a) This Agreement fully and finally resolves the rights, duties and obligations of the Company and the Reinsurer under the Reinsurance Agreement, and neither Party shall:

     (i) have any remedy in respect of any representation, warranty or undertaking of the other that is not specifically set forth in this Agreement, the Master Transaction Agreement, or the Ancillary Agreements commuting the reinsurance agreements listed in Part I of Schedule 2.01 of the Master Transaction Agreement, whether or not relied upon by the other Party; or

     (ii) seek to reopen or set aside this Agreement or the Reinsurance Agreement on any basis whatsoever, including, without limitation, that this Agreement or the Reinsurance Agreement is void or voidable due to a mistake or change in law or a unilateral or mutual mistake of fact in any way related to this Agreement or the Reinsurance Agreement.

          (b) The Company and the Reinsurer have voluntarily entered into this Agreement based: (i) upon their own independent assessment of the relevant facts and their rights and obligations under the Reinsurance Agreement and (ii) except as expressly set forth in Article III and Article IV of the Master Transaction Agreement, not upon any representations that were made or disclosures that were made by the other Party, their affiliates, officers, directors, shareholders, employees, representatives, agents, attorneys or their respective heirs, administrators, predecessors, successors and assigns. Each Party acknowledges that it has carefully read, and that it understands the scope and effect of this Agreement and has had a full and fair opportunity to consult with, and seek the advice and recommendations of its attorneys, actuaries and other professional advisors prior to its execution of this Agreement.

          (c) This Agreement and the negotiations and proceedings leading to this Agreement shall not form the basis of any claim by either Party against the other Party or against any officer, director, consultant, professional or shareholder of the other Party, except with respect to an action for enforcement of this Agreement or the Master Transaction Agreement (including the Ancillary Agreements).

ARTICLE IV

EXCLUSIVE BENEFIT OF THE PARTIES
AND BINDING EFFECT

          The rights, duties and obligations set forth herein shall inure to the benefit of and be binding upon the Company and the Reinsurer as they are identified in this Agreement and their parents, subsidiaries and affiliates, and their respective predecessors, successors, assigns, officers, directors, agents, employees, shareholders, representatives, and attorneys and this Agreement is not intended to confer any rights or benefits upon persons or entities other than the foregoing parties.

ARTICLE V

COMPROMISE

          This Agreement sets forth a compromise and shall never at any time for any purpose be considered as an admission of liability or responsibility on the part of any party hereto regarding any aspect of the Reinsurance Agreement. Neither this Agreement nor any of its terms shall be admissible in any action, arbitration, or proceeding other than one to enforce the terms of this Agreement or the Master Transaction Agreement (including the Ancillary Agreements), including, but not limited to, the releases provided in Article II.

ARTICLE VI

FURTHER ASSURANCES

          The Parties, without further consideration, shall execute and deliver such other documents and take such other action as may be necessary to effect this Agreement.

ARTICLE VII

MISCELLANEOUS

          (a) Should any part, term or provision of this Agreement, except Article I or Article II, be declared or determined to be illegal or invalid pursuant to a final and unappealable order of a court of competent jurisdiction, the validity of the remaining parts, terms and provisions shall not be affected thereby and such illegal or invalid part, term or provision shall be deemed not to be part of this Agreement. If either Article I or Article II is determined by a court of competent jurisdiction or regulatory authority to be unenforceable, either Party, at its option, shall be entitled to rescind this Agreement, and the Reinsurer shall be entitled to repayment of the Commutation Amount immediately upon such rescission. Upon such rescission, the Reinsurance Agreement and all rights, obligations and liabilities of the Parties under the Reinsurance Agreement shall be reinstated as if this Agreement had never been executed. Notwithstanding the foregoing, the releases given pursuant to Article II shall remain in full force and effect as to the Parties’ officers, directors, agents, employees, shareholders, representatives, advisors and attorneys.

          (b) This Agreement and the Master Transaction Agreement (including the Ancillary Agreements) set forth the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements or understanding between them pertaining to the subject matter hereof. A facsimile copy of a signature shall have the same force and effect as an original signature.

          (c) This Agreement may not be amended, altered, supplemented or modified, except by written agreement signed by the Parties.

          (d) This Agreement may be executed and delivered in multiple counterparts, each of which, when so executed and delivered, shall be an original, but such counterparts shall together constitute but one and the same instrument and agreement.

          (e) For purposes of this Agreement, a “Business Day” is any day other than a Saturday, Sunday or a public holiday in New York.

          (f) This Agreement shall be governed by and construed in accordance with the laws of New York without regard to principles of conflicts of law or choice of law and the Parties submit to the exclusive jurisdiction of the Supreme Court of the State of New York in respect of all disputes arising out of or in connection with this Agreement.

          (g) All notices under this Agreement shall be in writing and shall be deemed to be duly given and received (i) upon delivery if delivered by certified mail; or (ii) on the next Business Day if sent by overnight courier (iii) on the date sent by facsimile if sent during the recipient’s normal business hours or, if sent by facsimile outside such hours, on the next Business Day; provided, that such notices are sent to a Party to its Address for Notices set forth on Schedule B hereto or to such other address as either Party may have furnished to the other in writing.

          (h) For all purposes this Agreement shall be deemed to have been drafted jointly by the Parties.

          (i) This Agreement is an agreement solely between the Company and the Reinsurer. No right of action against the Reinsurer shall accrue to any insured, policyholder, or other contracting party of the Company unless granted herein by virtue of this Agreement.

[Signature Page to follow]

          IN WITNESS WHEREOF, the Parties have executed this Agreement by their respective authorized officers as of the day and year first written below.

Dated:__________________________________	SYNCORA GUARANTEE INC.
FORMERLY KNOWN AS
XL CAPITAL ASSURANCE INC.

By:
Name:
Title:

[SIGNATURE PAGE – FACULTATIVE MASTER CERTIFICATE COMMUTATION
AGREEMENT]

Dated: ________________________________________	XL REINSURANCE AMERICA INC.

By:
Name:
Title:

[SIGNATURE PAGE – FACULTATIVE MASTER CERTIFICATE COMMUTATION
AGREEMENT]

SCHEDULE A

WIRE TRANSFER INSTRUCTIONS

Transfer instructions for remitting funds to Syncora Guarantee Inc. (formerly known as XL Capital Assurance Inc.)

[Intentionally omitted]

Please send e-mail / fax containing details of the transfer to:

[Intentionally omitted]

Rebecca O’Connell (VP & Assistant Treasurer) at SCA
Phone: (212) 478-3629
Fax: (212) 478-3587
E-mail: rebecca.oconnell@scafg.com

SCHEDULE B

ADDRESS FOR NOTICE

TO THE COMPANY:

Syncora Guarantee Inc.
1221 Avenue of the Americas
New York, New York 10022
Attn: General Counsel
Facsimile: 212-478-3579

TO THE REINSURER:

XL Reinsurance America Inc.
Seaview House
70 Seaview Avenue
Stamford, CT 06902-6040
Attention: General Counsel
Facsimile: 203-964-5309

EXHIBIT 1.01(f-1)

QUOTA SHARE TREATY COMMUTATION AGREEMENT

Exh. 1.01(f-1)

COMMUTATION AND RELEASE AGREEMENT

          This Commutation and Release Agreement (the “Agreement”) dated as of August 5, 2008, is made by and between Syncora Guarantee Inc., a company domiciled in New York formerly known as XL Capital Assurance Inc. (the “Company”), and Syncora Guarantee Re Ltd., a company organized in Delaware, formerly domiciled in Bermuda and known as XL Financial Assurance Ltd (the “Reinsurer”). The Reinsurer and the Company are hereinafter referred to collectively as the “Parties.”

RECITALS

          WHEREAS, the Parties previously entered into a Facultative Quota Share Reinsurance Treaty dated as of October 6, 1999 as amended and restated by an Amended and Restated Facultative Quota Share Reinsurance Treaty dated as of June 22, 2001, as further amended and restated by a Second Amended and Restated Facultative Quota Share Reinsurance Treaty dated as of May 1, 2004, and as further amended and restated by a Third Amended and Restated Facultative Quota Share Reinsurance Treaty dated as of June 29, 2006 (together, the “Reinsurance Agreement”); and

          WHEREAS, XL Insurance (Bermuda) Ltd, formerly known as XL Insurance Ltd, a company domiciled in Bermuda (“XLIB”) guarantees the obligations of the Reinsurer to the Company under the Second Amended and Restated Facultative Quota Share Reinsurance Treaty;

          WHEREAS, XLIB reinsures the Reinsurer pursuant to an Excess of Loss Reinsurance Agreement executed on October 3, 2001 (the “Excess of Loss Reinsurance Agreement”) that covers certain business assumed by the Reinsurer under the Reinsurance Agreement; and

          WHEREAS, the Parties and XLIB are parties to that certain Master Commutation, Release and Restructuring Agreement, dated as of July 28, 2008, by and among the Company, the Reinsurer, Security Capital Assurance Ltd and other parties thereto (the “Master Transaction Agreement”), pursuant to which (a) the Company and the Reinsurer have agreed to enter into this Agreement; and (b) XLIB and the Reinsurer have agreed to commute the Excess of Loss Reinsurance Agreement and fully and finally extinguish all of the parties’ rights and obligations under the Excess of Loss Reinsurance Agreement (the “Excess of Loss Commutation”);

          WHEREAS, XL Capital Ltd (“XL Capital”) is the ultimate parent of XLIB;

          WHEREAS, XLIB has agreed pursuant to the Master Transaction Agreement to pay the sum of One Billion, Five Hundred and Eighty-Four Million, Seven Hundred Thousand Dollars ($1,584,700,000.00) to the Reinsurer and XL Capital has agreed to issue and transfer to the Reinsurer 2,223,379 of its Class A Ordinary Shares (together, the “XL Consideration”) on the express condition that the Company and the Reinsurer commute the Reinsurance Agreement and the individual risk cessions thereunder and fully and finally extinguish the parties’ rights and obligations under the Reinsurance Agreement and/or the individual risk cessions thereunder; and

          WHEREAS, the Reinsurer has agreed that it will pay the Commutation Amount (as that term is defined in the Excess of Loss Commutation) it received under the Excess of Loss Commutation as part of the consideration it pays to the Company under this Agreement;

          WHEREAS, the Parties agree that it is in each of their best interests to freely and voluntarily enter into this Agreement and to fully and forever release and discharge each other from their respective existing and future liabilities and obligations, including contingent and uncertain liabilities, both known and unknown, under the Reinsurance Agreement and the individual risk cessions thereunder and to compromise, resolve and settle all amounts due, or which may become due, between each other arising out of, in respect of, or relating to the Reinsurance Agreement and/or the individual risk cessions thereunder; and

          WHEREAS, Company and Reinsurer, or their affiliates, may be parties to agreements other than the Reinsurance Agreement, and it is the intent of the Parties that this Agreement will not have any effect upon such other agreements.

          NOW, THEREFORE, in consideration of the covenants, conditions, promises and releases contained herein, and for other valuable consideration including but not limited to the XL Consideration that XLIB and XL Capital agreed to pay on the express condition that Company and Reinsurer commute the Reinsurance Agreement and the individual risk cessions thereunder, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I

PAYMENT

          (a) The Reinsurer shall on the Closing Date (as such term is defined in the Master Transaction Agreement): transfer to the Company the following, having an aggregate value of Three Billion, Nine Hundred and Twenty-Six Million Dollars ($3,926,000,000.00) (i) the XL Capital shares it received as part of the XL Consideration, valued at market value as of market close on the immediately preceding trading day, (ii) withdrawal by the Company and retention for its own account of all assets from the trust account established pursuant to the Reinsurance Agreement, such assets to be valued at market value as of market close on August 1, 2008, and (iii) the balance in cash via direct wire transfer, in immediately available funds, in accordance with the payment instructions set forth on Schedule A hereto (collectively, the “Commutation Amount”). The date on which the Commutation Amount is paid and received shall be referred to hereinafter as the “Effective Date.”

          (b) The Company shall accept the Commutation Amount in full satisfaction of all of the Reinsurer’s liabilities and obligations under the Reinsurance Agreement and/or the individual risk cessions thereunder.

ARTICLE II

RELEASE

          (a) Upon the Reinsurer’s payment of the Commutation Amount to the Company, the Company, on behalf of itself and its shareholders, parents, affiliates and subsidiaries, and their respective officers, directors, and employees, hereby irrevocably and unconditionally releases and forever discharges the Reinsurer, its parents, subsidiaries and affiliates, and their respective predecessors, successors, assigns, officers, directors, agents, employees, shareholders, representatives, and attorneys from any and all present and future actions, causes of action, suits, debts, liens, contracts, rights, agreements, obligations, promises, liabilities, claims, counterclaims, demands, damages, controversies, losses, costs and expenses (including attorneys’ fees and costs actually incurred) of any kind, character, description or nature whatsoever, known or unknown to either or both Parties, suspected or unsuspected, reported or unreported, fixed or contingent, which the Company now has, owns or holds or claims to have, own, or hold, or at any time heretofore had, owned, or held or claimed to have had, owned, or held, or may hereafter have, own, or hold or claim to have, own, or hold, arising out of conduct or matters occurring on, prior to or subsequent to the Effective Date, against the Reinsurer, arising directly or indirectly out of, based upon, or in any way related to or in connection with the Reinsurance Agreement and/or the individual risk cessions thereunder, whether grounded in law or equity, or sounding in tort or contract or otherwise; provided, however, that the provisions of this Article II(a) shall not discharge obligations of the Reinsurer, which have been undertaken or imposed by the express terms of this Agreement or the Master Transaction Agreement (including the Ancillary Agreements).

          (b) Contemporaneous with the payment of the Commutation Amount to the Company, the Reinsurer, on behalf of itself and its shareholders, parents, affiliates and subsidiaries, and their respective officers, directors and employees, hereby irrevocably and unconditionally releases and forever discharges the Company, its shareholders, parents, subsidiaries and affiliates, and their respective predecessors, successors, assigns, officers, directors, agents, employees, shareholders, representatives, and attorneys from any and all present and future actions, causes of action, suits, debts, liens, contracts, rights, agreements, obligations, promises, liabilities, claims, counterclaims, demands, damages, controversies, losses, costs and expenses (including attorneys’ fees and costs actually incurred) of any kind, character, description or nature whatsoever, known or unknown to either or both Parties, suspected or unsuspected, reported or unreported, fixed or contingent, which the Reinsurer now has, owns, holds or claims to have, own, or hold, or at any time heretofore had, owned, or held or claimed to have had, owned, or held, or may hereafter have, own, or hold or claim to have, own, or hold, arising out of conduct or matters occurring on, prior to or subsequent to the Effective Date, against the Company, arising directly or indirectly out of, based upon, or in any way related to or in connection with the Reinsurance Agreement and/or the individual risk cessions thereunder, whether grounded in law or equity or sounding in tort or contract or otherwise; provided, however, that the provisions of this Article II(b) shall not discharge obligations of the Company, which have been undertaken or imposed by the express terms of this Agreement or the Master Transaction Agreement (including the Ancillary Agreements).

          (c) The Parties understand that it is possible that unknown losses or claims may exist, or that present or future losses or claims may be underestimated in amounts or severity. Furthermore, the Parties expressly accept and assume the risk that the factual or legal assumptions made by any Party in connection with this Agreement may be found hereafter to be different from the true facts or law, and the Parties agree that this Agreement shall be and shall remain in full force and effect notwithstanding such differences in facts or law. Each Party expressly takes all of the foregoing into account in determining the amount of consideration to be given and paid for the giving of this Agreement, and a portion of the said consideration, having been bargained for between the Parties with the knowledge of the possibility of such unknown losses and claims, is given in exchange for the full accord, satisfaction and discharge of all such losses and claims.

          (d) Full payment of the Commutation Amount shall be in complete accord, satisfaction, settlement and commutation of any and all past, current and future liabilities and obligations that each Party owes or may owe to the other arising directly or indirectly out of or related to or in connection with the Reinsurance Agreement and/or the individual risk cessions thereunder and that upon payment of the Commutation Amount, the Reinsurance Agreement shall be terminated as of the Effective Date and neither Party shall have any further obligation or liability to the other Party under the Reinsurance Agreement and/or the individual risk cessions thereunder.

ARTICLE III

NON-RELIANCE

          (a) This Agreement fully and finally resolves the rights, duties and obligations of the Company and the Reinsurer under the Reinsurance Agreement, and neither Party shall:

     (i) have any remedy in respect of any representation, warranty or undertaking of the other that is not specifically set forth in this Agreement, the Master Transaction Agreement, or the Ancillary Agreements commuting the reinsurance agreements listed in Part I of Schedule 2.01 of the Master Transaction Agreement, whether or not relied upon by the other Party; or

     (ii) seek to reopen or set aside this Agreement or the Reinsurance Agreement on any basis whatsoever, including, without limitation, that this Agreement or the Reinsurance Agreement is void or voidable due to a mistake or change in law or a unilateral or mutual mistake of fact in any way related to this Agreement or the Reinsurance Agreement.

          (b) The Company and the Reinsurer have voluntarily entered into this Agreement based: (i) upon their own independent assessment of the relevant facts and their rights and obligations under the Reinsurance Agreement and (ii) except as expressly set forth in Article III and Article IV of the Master Transaction Agreement, not upon any representations that were made or disclosures that were made by the other Party, their affiliates, officers, directors, shareholders, employees, representatives, agents, attorneys or their respective heirs, administrators, predecessors, successors and assigns. Each Party acknowledges that it has carefully read, and that it understands the scope and effect of this Agreement and has had a full and fair opportunity to consult with, and seek the advice and recommendations of its attorneys, actuaries and other professional advisors prior to its execution of this Agreement.

          (c) This Agreement and the negotiations and proceedings leading to this Agreement shall not form the basis of any claim by either Party against the other Party or against any officer, director, consultant, professional or shareholder of the other Party, except with respect to an action for enforcement of this Agreement or the Master Transaction Agreement (including the Ancillary Agreements).

ARTICLE IV

COMPROMISE

          This Agreement sets forth a compromise and shall never at any time for any purpose be considered as an admission of liability or responsibility on the part of any party hereto regarding any aspect of the Reinsurance Agreement. Neither this Agreement nor any of its terms shall be admissible in any action, arbitration, or proceeding other than one to enforce the terms of this Agreement or the Master Transaction Agreement (including the Ancillary Agreements), including, but not limited to, the releases provided in Article II.

ARTICLE V

FURTHER ASSURANCES

          The Parties, without further consideration, shall execute and deliver such other documents and take such other action as may be necessary to effect this Agreement.

ARTICLE VI

MISCELLANEOUS

          (a) This Agreement and the Master Transaction Agreement (including the Ancillary Agreements) set forth the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements or understanding between them pertaining to the subject matter hereof. A facsimile copy of a signature shall have the same force and effect as an original signature.

          (b) This Agreement may not be amended, altered, supplemented or modified, except by written agreement signed by the Parties.

          (c) This Agreement may be executed and delivered in multiple counterparts, each of which, when so executed and delivered, shall be an original, but such counterparts shall together constitute but one and the same instrument and agreement.

          (d) For purposes of this Agreement, a “Business Day” is any day other than a Saturday, Sunday or a public holiday in New York.

          (e) This Agreement shall be governed by and construed in accordance with the laws of New York without regard to principles of conflicts of law or choice of law and the Parties submit to the exclusive jurisdiction of the Supreme Court of the State of New York in respect of all disputes arising out of or in connection with this Agreement.

          (f) All notices under this Agreement shall be in writing and shall be deemed to be duly given and received (i) upon delivery if delivered by certified mail; or (ii) on the next Business Day if sent by overnight courier (iii) on the date sent by facsimile if sent during the recipient’s normal business hours or, if sent by facsimile outside such hours, on the next Business Day; provided, that such notices are sent to a Party to its Address for Notices set forth on Schedule B hereto or to such other address as either Party may have furnished to the other in writing.

          (g) For all purposes this Agreement shall be deemed to have been drafted jointly by the Parties.

          (h) This Agreement is an agreement solely between the Company and the Reinsurer. No right of action against the Reinsurer shall accrue to any insured or policyholder of the Company.

[Signature Page to follow]

          IN WITNESS WHEREOF, the Parties have executed this Agreement by their respective authorized officers as of the day and year first written below.

Dated: _______________________________________	SYNCORA GUARANTEE INC.
FORMERLY KNOWN AS
XL CAPITAL ASSURANCE INC.

By:
Name:
Title:

[SIGNATURE PAGE – QUOTA SHARE TREATY COMMUTATION AGREEMENT]

Dated: ________________________________	SYNCORA GUARANTEE RE LTD.
FORMERLY KNOWN AS
XL FINANCIAL ASSURANCE LTD

By:
Name:
Title:

[SIGNATURE PAGE – QUOTA SHARE TREATY COMMUTATION AGREEMENT]

SCHEDULE A

WIRE TRANSFER INSTRUCTIONS

Transfer instructions for remitting funds to Syncora Guarantee Inc. (formerly known as XL Capital Assurance Inc.)

[Intentionally omitted]

Please send e-mail / fax containing details of the transfer to:

[Intentionally omitted]

Rebecca O’Connell (VP & Assistant Treasurer) at SCA
Phone: (212) 478-3629
Fax: (212) 478-3587
E-mail: rebecca.oconnell@scafg.com

SCHEDULE B

ADDRESS FOR NOTICE

TO THE COMPANY:

Syncora Guarantee Inc.
1221 Avenue of the Americas
New York, New York 10022
Attn: General Counsel
Facsimile: 212-478-3579

TO THE REINSURER:

Syncora Guarantee Re Ltd.
A.S. Cooper Building
26 Reid Street, 4th Floor
Hamilton, Bermuda HM 11
Attn: President
Facsimile: 441-296-4351

EXHIBIT 1.01(g-1)

XLFA SUBSCRIPTION AGREEMENT

Exh. 1.01(g-1)

XL CAPITAL LTD

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of August 5, 2008, by and between XL Capital Ltd, a Cayman Islands exempted limited company (the “Company”), and Syncora Guarantee Re Ltd. (formerly known as XL Financial Assurance Ltd), a Bermuda exempted company (the “Subscriber”).

          WHEREAS, the Company and the Subscriber are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”);

          WHEREAS, this Agreement is being entered into for the purpose of setting forth the terms, conditions and agreements between the Company and the Subscriber in connection with the Company’s issuance to the Subscriber of 2,223,379 shares (the “Shares”) of its Class A Ordinary Shares, par value $0.01 per share (“Common Stock”), pursuant to the Master Commutation, Release and Restructuring Agreement dated as of July 28, 2008 among the Company, Security Capital Assurance Ltd, XL Financial Assurance Ltd, XL Capital Assurance Inc. and the other parties thereto (the “Master Agreement”); and

          WHEREAS, on the Closing Date (as defined below), the parties hereto and Syncora Guarantee Inc. (formerly known as XL Capital Assurance Inc.) will execute and deliver a Registration Rights Agreement (the “Registration Rights Agreement”), substantially in the form attached hereto as Exhibit A, pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and intending to be legally bound, the Company and the Subscriber hereby agree as follows:

     1.     SUBSCRIPTION FOR SHARES; CLOSING.

          (a) Subject to the terms and conditions herein and in reliance upon the respective representations, warranties and covenants contained herein, the Subscriber hereby subscribes for the Shares and the Company hereby agrees to issue the Shares as consideration for the Subscriber and certain of its affiliates entering into the Master Agreement and related transactions contemplated thereby, as set forth therein.

          (b) The issuance of the Shares shall be effected on the Closing Date (defined below) by the Company executing and delivering to the Subscriber, duly registered in its name, a duly executed stock certificate evidencing the Shares being purchased by it. The closing of the purchase and sale of the Shares pursuant to this Section 1(b) will take place at the time and location set forth for the closing in Section 2.07 of the Master Agreement or at such other time and location as the Company and the Subscriber shall otherwise mutually agree (the “Closing Date”).

2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants, as of the date hereof and as of the Closing Date, that:

          (a) Incorporation and Good Standing. The Company is duly organized, validly existing and in good standing under the laws of the Cayman Islands and has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted.

          (b) Authorization. The board of directors of the Company (the “Board”) has authorized the execution, delivery and performance of this Agreement and the transactions contemplated hereby and the Company has the requisite power, authority and legal capacity to execute, deliver and perform this Agreement and the transactions contemplated hereby. No other corporate action is necessary to authorize such execution, delivery and performance, and upon such execution and delivery by the Company, this Agreement shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be (i) limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor’s rights, or (ii) subject to general principles of equity. The Board has authorized the issuance and delivery of the Shares in accordance with this Agreement.

          (c) Authorization of Shares. The Shares to be issued and sold by the Company pursuant to this Agreement, when issued and paid for in accordance with the provisions hereof, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock free and clear of all liens and the issuance of the Shares will not be subject to any preemptive or similar rights.

          (d) Non-Contravention. Except as set forth on Schedule 2(d) and except with respect to any filings made in connection with exemptions from registration under state or federal securities laws, the creation, authorization, issuance, offer and sale of the Shares do not require any consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company or the vote, consent or approval in any manner of the holders of any security of the Company as a condition to the execution and delivery of this Agreement or the creation, authorization, issuance, offer and sale of the Shares. Except as set forth on Schedule 2(d), the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder will not violate (i) the terms and conditions of the Memorandum and Articles of Association of the Company, or any material agreement to which the Company is a party or by which it is bound or (ii) subject to the accuracy of the Subscriber’s representations and warranties contained in Section 3 hereof, any federal or state securities law.

          (e) No General Solicitation. The Company has not engaged in a general solicitation of the public for sale of the Shares in violation of the Securities Act, and the offering and sale of the Shares are exempt from registration under the Securities Act.

          (f) Capitalization. As of December 31, 2007, the Company had the authorized capitalization as set forth in the Company’s Annual Report on Form 10-K for its most recent fiscal year, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company's options, warrants and other rights to purchase or exchange any securities for shares of the Company's capital stock have been duly authorized and validly issued and were issued in compliance with federal and state securities laws. The Company has not, in the twelve months preceding the date hereof, received notice (written or oral) from the NYSE to the effect that the Company is not in compliance with its listing or maintenance requirements.

          (g) No Integration. There has been no sale, offer for sale, solicitation of an offer to buy or negotiation by the Company or any of its subsidiaries in respect of any security that would be integrated with the Shares issued pursuant to this Agreement in a manner that would require the registration of the Shares under the Securities Act.

          (h) Listing. The Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 and prior to the Closing Date, the Shares will be approved for listing on the NYSE, subject to official notice of issuance.

          (i) No Registration. Assuming the accuracy of the representations and warranties of the Subscriber contained in Section 3 and its compliance with the agreements set forth herein, it is not necessary, in connection with the issuance and sale of the Shares to the Subscriber in the manner contemplated by this Agreement, to register the Shares under the Securities Act.

     3.     REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER.

     The Subscriber represents and warrants, as of the date hereof and as of the Closing Date, that:

          (a) Investment Purpose. The Subscriber is obtaining the Shares for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to the Subscriber’s right, subject to the provisions of this Agreement (including, without limitation, Section 5), to sell or otherwise dispose of all or any part of the Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities or “blue sky” laws. The Subscriber understands that it may bear the economic risk of this investment indefinitely.

          (b) Institutional Accredited Investor Status. The Subscriber was at the time it was first offered the Shares, and at the date hereof is, an institutional “accredited investor” as defined in Rule 501(a) under the Securities Act.

          (c) Reliance on Exemptions. The Subscriber understands that the Shares are being offered and issued to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities or “blue sky” laws, including Section 4(2) of the Securities Act and that the Company is relying upon the truth and accuracy of, and the Subscriber’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Shares.

          (d) Knowledge. The Subscriber has, either alone or together with its representatives, such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the ownership of the Shares, and has so evaluated the merits and risks of such investment. The Subscriber understands that ownership of the Shares involves a high degree of risk, is able to bear the economic risk of ownership of the Shares and, at the present time, is able to afford a complete loss with respect to such ownership.

          (e) Access to Information. The Subscriber acknowledges that it has access to and has reviewed the Company’s disclosures about its Common Stock made in its filings with the SEC including the Company’s Annual Report on Form 10-K for its latest fiscal year, the Company’s Quarterly Report on Form 10-Q for its latest fiscal quarter, and any Current Report on Form 8-K filed by the Company since the date of such Quarterly Report on Form 10-Q and has access to information about the Company and its subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects contained in the Company’s public filings with the SEC, and acknowledges that such information is sufficient to enable it to evaluate its investment.

          (f) No Reliance. In connection with its acceptance of the Shares, the Subscriber has not relied upon any representations made by, or other information (whether oral or written) furnished by or on behalf of, the Company other than as set forth in this Agreement, the Master Agreement or any Ancillary Agreements (as defined in the Master Agreement).

          (g) No General Solicitation. The Subscriber acknowledges that the Shares were offered and will be issued to the Subscriber without any general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (h) No Advice Provided. The Subscriber understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Subscriber in connection with the issuance of the Shares constitutes legal, tax or investment advice. The Subscriber has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its receipt of the Shares.

          (i) Authorization; Enforceability. This Agreement has been duly and validly authorized by the Subscriber. This Agreement has been duly executed and delivered on behalf of the Subscriber, and constitutes the valid and binding agreement of the Subscriber enforceable in accordance with their terms, subject, in each case, to applicable bankruptcy, insolvency, reorganization or similar laws affecting generally the enforcement of creditors’ rights and subject to a court’s discretionary authority with respect to the granting of specific performance or other equitable remedies.

          (j) No Conflicts. The execution and performance of this Agreement does not conflict with any agreement to which the Subscriber is a party or is bound thereby, any court order or judgment addressed to the Subscriber, or the constituent documents of the Subscriber.

     4.     TRANSFER RESTRICTIONS

          (a) Restrictions. The Subscriber recognizes and agrees that (i) the Shares will be subject to a Holding Period (as defined in the Registration Rights Agreement) and other restrictions on transferability pursuant to this Agreement and the Registration Rights Agreement and (ii) as a result of the foregoing, the marketability of the Shares will be severely limited. The Subscriber agrees that it will not Transfer (as such term is defined in the Registration Rights Agreement) the Shares in any manner that will violate such restrictions under this Agreement, the Registration Rights Agreement, the Securities Act or any state securities laws, the rules and regulations of the SEC or any other state or municipality having jurisdiction thereof.

          (b) Legends. The Subscriber understands and agrees that the Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against the transfer of the certificates for the Shares).

"THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF CLAUSE (B), IF REQUESTED BY THE ISSUER, UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS. THIS SECURITY IS ALSO SUBJECT TO SIGNIFICANT RESTRICTIONS ON TRANSFER (WHICH INCLUDES A RIGHT OF FIRST OFFER) PURSUANT TO THE TERMS OF A REGISTRATION RIGHTS AGREEMENT AMONG THE ISSUER, THE HOLDER AND SYNCORA GUARANTEE INC. (FORMERLY KNOWN AS XL CAPITAL ASSURANCE INC.) DATED AUGUST 5, 2008 AND MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH SUCH AGREEMENT.

     5.     MISCELLANEOUS

          (a) Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

          (b) Notices. All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

          (i) if to the Company, XL Capital Ltd, One Bermudiana Road, Hamilton HM 11, Bermuda, Attention: General Counsel, Fax: 441-295-2840 or at such other address or facsimile number as may have been furnished in writing.

          (ii) if to the Subscriber, c/o Syncora Guarantee Inc., 1221 Avenue of the Americas, New York, New York 10020-1001, Fax: 212-478-3579; Attention: Susan Comparato, General Counsel; or at such other address or facsimile number as may have been furnished in writing.

Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery, if a business day and delivered during regular business hours, otherwise the first business day thereafter; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

          (c) Survival. All representations, warranties and covenants made by the Subscriber and the Company herein shall be considered to have been relied upon by the Company or the Subscriber, as the case may be, and shall survive all deliveries to you of the Shares, or regardless of any investigation made by the Company or the Subscriber, as the case may be, or on the Company’s or the Subscriber’s behalf.

          (d) Assignment; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. It is understood that the Subscriber may assign this Agreement or any of their rights or obligations hereunder to any affiliate, provided, however, that any assignment of the obligations under this Agreement shall not release the assignor from any of its obligations under this Agreement. Nothing in this Agreement shall confer upon any person not a party to this Agreement any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

          (e) Entire Agreement. This Agreement, the Master Agreement and the Registration Rights Agreement constitute the entire understandings of the parties hereto and supersede all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of each of the parties hereto.

          (f) Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this Agreement which shall remain in full force and effect.

          (g) Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

          (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

          (i) Jurisdiction. The parties to this Agreement irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent permitted by applicable law, the parties to this Agreement irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          (j) Specific Performance. The Company and the Subscriber hereby declare that it is impossible to measure in money the damages which will accrue to the parties hereto by reason of the failure of any party hereto to perform any of its obligations set forth in this Agreement. Therefore, the Company and the Subscriber shall have the right to specific performance of such obligations, and if any party hereto shall institute any action or proceeding to enforce the provisions hereof, the Company and the Subscriber hereby waive the claim or defense that the party instituting such action or proceeding has an adequate remedy at law.

[Signature Page to Follow]

          IN WITNESS WHEREOF, the Subscriber and the Company have caused this Agreement to be duly executed as of the date first written above.

SYNCORA GUARANTEE RE LTD.
FORMERLY KNOWN AS
XL FINANCIAL ASSURANCE LTD

By:
Name:
Title:

[SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]

Accepted and Agreed
as of the date first written above

XL CAPITAL LTD

By:	___________________________
Name:
Title:

[SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]

Schedule 2(d) – Non-Contravention

1.   Credit Agreement among XL CAPITAL LTD, X.L. AMERICA, INC., XL INSURANCE (BERMUDA) LTD, XL RE LTD (together with XL, XLA and XLI, the “Account Parties”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the Lenders party thereto, with respect to the Credit Agreement, dated as of June 21, 2007, (as may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) entered into among the Account Parties, the Administrative Agent and the other institutions from time to time party thereto as Lenders.

2.   Credit Agreement among XL CAPITAL LTD (“XL”), X.L. AMERICA, INC. (“XLA”), XL INSURANCE (BERMUDA) LTD (“XLI”), XL RE LTD (together with XL, XLA and XLI, the “Obligors”), JPMORGAN CHASE BANK, N.A. (as successor to Bear Stearns Corporate Lending Inc.), as administrative agent (in such capacity, the “Administrative Agent”) and the Lenders party thereto, with respect to the Credit Agreement, dated as of August 3, 2005, (as may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) entered into among the Obligors, the Administrative Agent and the other institutions from time to time party thereto as Lenders.

3.   Credit Agreement among XL CAPITAL LTD (“XL”), X.L. AMERICA, INC. (“XLA”), XL INSURANCE (BERMUDA) LTD (“XLI”), XL RE LTD (together with XL, XLA and XLI, the “Account Parties”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the Lenders party thereto, with respect to the Credit Agreement, dated as of June 22, 2005, (as may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) entered into among the Account Parties, the Administrative Agent and the other institutions from time to time party thereto as Lenders.

4.   Credit Agreement among XL CAPITAL LTD (“XL”) (the “Account Party”), the Guarantors (collectively, with the Account Party, the “Obligors”), and CITIBANK INTERNATIONAL PLC, as agent and trustee for the Lenders (in such capacity, the “Agent”), with respect to the Letter of Credit Facility and Reimbursement Agreement, dated November 14, 2007, (as may be amended, supplemented or otherwise modified from time to time, the “Facility Agreement”) entered into among the Obligors, the Agent and the other institutions from time to time party thereto as Lenders.

5.   Note purchase agreement dated April 12, 2001 among X.L. America, Inc., XL Capital Ltd, XL Insurance Ltd, XL Re Ltd and each of the purchasers listed therein. Such notes will be defeased on the Closing Date.

EXHIBIT 1.01(g-2)

XLCA SUBSCRIPTION AGREEMENT

Exh. 1.01(g-2)

XL CAPITAL LTD

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of August 5, 2008, by and between XL Capital Ltd, a Cayman Islands exempted limited company (the “Company”), and Syncora Guarantee Inc. (formerly known as XL Capital Assurance Inc.), a New York insurance company (the “Subscriber”).

          WHEREAS, the Company and the Subscriber are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”);

          WHEREAS, this Agreement is being entered into for the purpose of setting forth the terms, conditions and agreements between the Company and the Subscriber in connection with the Company’s issuance to the Subscriber of 5,776,621 shares (the “Shares”) of its Class A Ordinary Shares, par value $0.01 per share (“Common Stock”), pursuant to the Master Commutation, Release and Restructuring Agreement dated as of July 28, 2008 among the Company, Security Capital Assurance Ltd, XL Financial Assurance Ltd, XL Capital Assurance Inc. and the other parties thereto (the “Master Agreement”); and

          WHEREAS, on the Closing Date (as defined below), the parties hereto and Syncora Guarantee Re Ltd. (formerly known as XL Financial Assurance Ltd) will execute and deliver a Registration Rights Agreement (the “Registration Rights Agreement”), substantially in the form attached hereto as Exhibit A, pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and intending to be legally bound, the Company and the Subscriber hereby agree as follows:

     1.     SUBSCRIPTION FOR SHARES; CLOSING.

             (a) Subject to the terms and conditions herein and in reliance upon the respective representations, warranties and covenants contained herein, the Subscriber hereby subscribes for the Shares and the Company hereby agrees to issue the Shares as consideration for the Subscriber and certain of its affiliates entering into the Master Agreement and related transactions contemplated thereby, as set forth therein.

             (b) The issuance of the Shares shall be effected on the Closing Date (defined below) by the Company executing and delivering to the Subscriber, duly registered in its name, a duly executed stock certificate evidencing the Shares being purchased by it. The closing of the purchase and sale of the Shares pursuant to this Section 1(b) will take place at the time and location set forth for the closing in Section 2.07 of the Master Agreement or at such other time and location as the Company and the Subscriber shall otherwise mutually agree (the “Closing Date”).

     2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            The Company represents and warrants, as of the date hereof and as of the Closing Date, that:

             (a) Incorporation and Good Standing. The Company is duly organized, validly existing and in good standing under the laws of the Cayman Islands and has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted.

             (b) Authorization. The board of directors of the Company (the “Board”) has authorized the execution, delivery and performance of this Agreement and the transactions contemplated hereby and the Company has the requisite power, authority and legal capacity to execute, deliver and perform this Agreement and the transactions contemplated hereby. No other corporate action is necessary to authorize such execution, delivery and performance, and upon such execution and delivery by the Company, this Agreement shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be (i) limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor’s rights, or (ii) subject to general principles of equity. The Board has authorized the issuance and delivery of the Shares in accordance with this Agreement.

             (c) Authorization of Shares. The Shares to be issued and sold by the Company pursuant to this Agreement, when issued and paid for in accordance with the provisions hereof, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock free and clear of all liens and the issuance of the Shares will not be subject to any preemptive or similar rights.

             (d) Non-Contravention. Except as set forth on Schedule 2(d) and except with respect to any filings made in connection with exemptions from registration under state or federal securities laws, the creation, authorization, issuance, offer and sale of the Shares do not require any consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company or the vote, consent or approval in any manner of the holders of any security of the Company as a condition to the execution and delivery of this Agreement or the creation, authorization, issuance, offer and sale of the Shares. Except as set forth on Schedule 2(d), the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder will not violate (i) the terms and conditions of the Memorandum and Articles of Association of the Company, or any material agreement to which the Company is a party or by which it is bound or (ii) subject to the accuracy of the Subscriber’s representations and warranties contained in Section 3 hereof, any federal or state securities law.

             (e) No General Solicitation. The Company has not engaged in a general solicitation of the public for sale of the Shares in violation of the Securities Act, and the offering and sale of the Shares are exempt from registration under the Securities Act.

             (f) Capitalization. As of December 31, 2007, the Company had the authorized capitalization as set forth in the Company’s Annual Report on Form 10-K for its most recent fiscal year, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company's options, warrants and other rights to purchase or exchange any securities for shares of the Company's capital stock have been duly authorized and validly issued and were issued in compliance with federal and state securities laws. The Company has not, in the twelve months preceding the date hereof, received notice (written or oral) from the NYSE to the effect that the Company is not in compliance with its listing or maintenance requirements.

             (g) No Integration. There has been no sale, offer for sale, solicitation of an offer to buy or negotiation by the Company or any of its subsidiaries in respect of any security that would be integrated with the Shares issued pursuant to this Agreement in a manner that would require the registration of the Shares under the Securities Act.

             (h) Listing. The Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 and prior to the Closing Date, the Shares will be approved for listing on the NYSE, subject to official notice of issuance.

             (i) No Registration. Assuming the accuracy of the representations and warranties of the Subscriber contained in Section 3 and its compliance with the agreements set forth herein, it is not necessary, in connection with the issuance and sale of the Shares to the Subscriber in the manner contemplated by this Agreement, to register the Shares under the Securities Act.

     3.     REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER.

            The Subscriber represents and warrants, as of the date hereof and as of the Closing Date, that:

             (a) Investment Purpose. The Subscriber is obtaining the Shares for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to the Subscriber’s right, subject to the provisions of this Agreement (including, without limitation, Section 5), to sell or otherwise dispose of all or any part of the Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities or “blue sky” laws. The Subscriber understands that it may bear the economic risk of this investment indefinitely.

             (b) Institutional Accredited Investor Status. The Subscriber was at the time it was first offered the Shares, and at the date hereof is, an institutional “accredited investor” as defined in Rule 501(a) under the Securities Act.

             (c) Reliance on Exemptions. The Subscriber understands that the Shares are being offered and issued to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities or “blue sky” laws, including Section 4(2) of the Securities Act and that the Company is relying upon the truth and accuracy of, and the Subscriber’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Shares.

          (d) Knowledge. The Subscriber has, either alone or together with its representatives, such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the ownership of the Shares, and has so evaluated the merits and risks of such investment. The Subscriber understands that ownership of the Shares involves a high degree of risk, is able to bear the economic risk of ownership of the Shares and, at the present time, is able to afford a complete loss with respect to such ownership.

          (e) Access to Information. The Subscriber acknowledges that it has access to and has reviewed the Company’s disclosures about its Common Stock made in its filings with the SEC including the Company’s Annual Report on Form 10-K for its latest fiscal year, the Company’s Quarterly Report on Form 10-Q for its latest fiscal quarter, and any Current Report on Form 8-K filed by the Company since the date of such Quarterly Report on Form 10-Q and has access to information about the Company and its subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects contained in the Company’s public filings with the SEC, and acknowledges that such information is sufficient to enable it to evaluate its investment.

          (f) No Reliance. In connection with its acceptance of the Shares, the Subscriber has not relied upon any representations made by, or other information (whether oral or written) furnished by or on behalf of, the Company other than as set forth in this Agreement, the Master Agreement or any Ancillary Agreements (as defined in the Master Agreement).

          (g) No General Solicitation. The Subscriber acknowledges that the Shares were offered and will be issued to the Subscriber without any general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (h) No Advice Provided. The Subscriber understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Subscriber in connection with the issuance of the Shares constitutes legal, tax or investment advice. The Subscriber has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its receipt of the Shares.

          (i) Authorization; Enforceability. This Agreement has been duly and validly authorized by the Subscriber. This Agreement has been duly executed and delivered on behalf of the Subscriber, and constitutes the valid and binding agreement of the Subscriber enforceable in accordance with their terms, subject, in each case, to applicable bankruptcy, insolvency, reorganization or similar laws affecting generally the enforcement of creditors’ rights and subject to a court’s discretionary authority with respect to the granting of specific performance or other equitable remedies.

          (j) No Conflicts. The execution and performance of this Agreement does not conflict with any agreement to which the Subscriber is a party or is bound thereby, any court order or judgment addressed to the Subscriber, or the constituent documents of the Subscriber.

     4.     TRANSFER RESTRICTIONS

          (a) Restrictions. The Subscriber recognizes and agrees that (i) the Shares will be subject to a Holding Period (as defined in the Registration Rights Agreement) and other restrictions on transferability pursuant to this Agreement and the Registration Rights Agreement and (ii) as a result of the foregoing, the marketability of the Shares will be severely limited. The Subscriber agrees that it will not Transfer (as such term is defined in the Registration Rights Agreement) the Shares in any manner that will violate such restrictions under this Agreement, the Registration Rights Agreement, the Securities Act or any state securities laws, the rules and regulations of the SEC or any other state or municipality having jurisdiction thereof.

          (b) Legends. The Subscriber understands and agrees that the Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against the transfer of the certificates for the Shares).

"THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF CLAUSE (B), IF REQUESTED BY THE ISSUER, UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS. THIS SECURITY IS ALSO SUBJECT TO SIGNIFICANT RESTRICTIONS ON TRANSFER (WHICH INCLUDES A RIGHT OF FIRST OFFER) PURSUANT TO THE TERMS OF A REGISTRATION RIGHTS AGREEMENT AMONG THE ISSUER, THE HOLDER AND SYNCORA GUARANTEE RE LTD. (FORMERLY KNOWN AS XL FINANCIAL ASSURANCE LTD) DATED AUGUST 5, 2008 AND MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH SUCH AGREEMENT.

     5.     MISCELLANEOUS

          (a) Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

          (b) Notices. All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

          (i) if to the Company, XL Capital Ltd, One Bermudiana Road, Hamilton HM 11, Bermuda, Attention: General Counsel, Fax: 441-295-2840 or at such other address or facsimile number as may have been furnished in writing.

          (ii) if to the Subscriber, Syncora Guarantee Inc., 1221 Avenue of the Americas, New York, New York 10020-1001, Fax: 212-478-3579; Attention: Susan Comparato, General Counsel; or at such other address or facsimile number as may have been furnished in writing.

Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery, if a business day and delivered during regular business hours, otherwise the first business day thereafter; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

          (c) Survival. All representations, warranties and covenants made by the Subscriber and the Company herein shall be considered to have been relied upon by the Company or the Subscriber, as the case may be, and shall survive all deliveries to you of the Shares, or regardless of any investigation made by the Company or the Subscriber, as the case may be, or on the Company’s or the Subscriber’s behalf.

          (d) Assignment; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. It is understood that the Subscriber may assign this Agreement or any of their rights or obligations hereunder to any affiliate, provided, however, that any assignment of the obligations under this Agreement shall not release the assignor from any of its obligations under this Agreement. Nothing in this Agreement shall confer upon any person not a party to this Agreement any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

          (e) Entire Agreement. This Agreement, the Master Agreement and the Registration Rights Agreement constitute the entire understandings of the parties hereto and supersede all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of each of the parties hereto.

          (f) Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this Agreement which shall remain in full force and effect.

          (g) Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

          (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

          (i) Jurisdiction. The parties to this Agreement irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent permitted by applicable law, the parties to this Agreement irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          (j) Specific Performance. The Company and the Subscriber hereby declare that it is impossible to measure in money the damages which will accrue to the parties hereto by reason of the failure of any party hereto to perform any of its obligations set forth in this Agreement. Therefore, the Company and the Subscriber shall have the right to specific performance of such obligations, and if any party hereto shall institute any action or proceeding to enforce the provisions hereof, the Company and the Subscriber hereby waive the claim or defense that the party instituting such action or proceeding has an adequate remedy at law.

[Signature Page to Follow]

          IN WITNESS WHEREOF, the Subscriber and the Company have caused this Agreement to be duly executed as of the date first written above.

SYNCORA GUARANTEE INC.
FORMERLY KNOWN AS
XL CAPITAL ASSURANCE INC.

By:
Name:
Title:

[SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]

Accepted and Agreed
as of the date first written above:

XL CAPITAL LTD

By:	_____________________________________
Name:
Title:

[SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]

Schedule 2(d) – Non-Contravention

1.   Credit Agreement among XL CAPITAL LTD, X.L. AMERICA, INC., XL INSURANCE (BERMUDA) LTD, XL RE LTD (together with XL, XLA and XLI, the “Account Parties”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the Lenders party thereto, with respect to the Credit Agreement, dated as of June 21, 2007, (as may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) entered into among the Account Parties, the Administrative Agent and the other institutions from time to time party thereto as Lenders.

2.   Credit Agreement among XL CAPITAL LTD (“XL”), X.L. AMERICA, INC. (“XLA”), XL INSURANCE (BERMUDA) LTD (“XLI”), XL RE LTD (together with XL, XLA and XLI, the “Obligors”), JPMORGAN CHASE BANK, N.A. (as successor to Bear Stearns Corporate Lending Inc.), as administrative agent (in such capacity, the “Administrative Agent”) and the Lenders party thereto, with respect to the Credit Agreement, dated as of August 3, 2005, (as may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) entered into among the Obligors, the Administrative Agent and the other institutions from time to time party thereto as Lenders.

3.   Credit Agreement among XL CAPITAL LTD (“XL”), X.L. AMERICA, INC. (“XLA”), XL INSURANCE (BERMUDA) LTD (“XLI”), XL RE LTD (together with XL, XLA and XLI, the “Account Parties”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the Lenders party thereto, with respect to the Credit Agreement, dated as of June 22, 2005, (as may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) entered into among the Account Parties, the Administrative Agent and the other institutions from time to time party thereto as Lenders.

4.   Credit Agreement among XL CAPITAL LTD (“XL”) (the “Account Party”), the Guarantors (collectively, with the Account Party, the “Obligors”), and CITIBANK INTERNATIONAL PLC, as agent and trustee for the Lenders (in such capacity, the “Agent”), with respect to the Letter of Credit Facility and Reimbursement Agreement, dated November 14, 2007, (as may be amended, supplemented or otherwise modified from time to time, the “Facility Agreement”) entered into among the Obligors, the Agent and the other institutions from time to time party thereto as Lenders.

5.   Note purchase agreement dated April 12, 2001 among X.L. America, Inc., XL Capital Ltd, XL Insurance Ltd, XL Re Ltd and each of the purchasers listed therein. Such notes will be defeased on the Closing Date.

XL STOCK RESALE AND REGISTRATION RIGHTS AGREEMENT

Exh. 1.01(h-1)

REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT, dated as of August 5, 2008, by and between XL Capital Ltd, an exempted limited company incorporated under the laws of the Cayman Islands (the “Company”), Syncora Guarantee Re Ltd. (formerly known as, XL Financial Assurance Ltd., a company domiciled in Bermuda) (“XLFA”) and Syncora Guarantee Inc. (formerly known as, XL Capital Assurance Inc., a New York insurance company) (“XLCA”).

     WHEREAS, the Company, XLFA and XLCA are parties to that certain Master Commutation, Release and Restructuring Agreement, dated as of July 28, 2008, by and among Syncora Holdings Ltd, (previously known as Security Capital Assurance Ltd.), XLFA, XLCA, the Company and the other parties thereto (the “Master Transaction Agreement”), pursuant to which, among other things, the Company has agreed to provide the Holders (as defined below) certain rights as set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth (and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the Company), the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS; HOLDING PERIOD AND RIGHT OF FIRST REFUSAL

     Section 1.1 Certain Defined Terms. As used herein, the following terms shall have the following meanings:

     “Action” means any legal, administrative, regulatory or other suit, action, claim, audit, assessment, arbitration or other proceeding, investigation or inquiry.

     “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person. For purposes of this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     “Agreement” means this Registration Rights Agreement as it may be amended, supplemented, restated or modified from time to time.

     “Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act. The term “Beneficially Own” shall have a correlative meaning.

     “Business Day” means any day, other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated to close.

     “Class A Ordinary Shares” means the Class A Ordinary Shares, par value $0.01 per share, of the Company.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder.

     “Form S-3” means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

     “Governmental Entity” shall mean any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign and any applicable industry self-regulatory organization.

     “Holders” means XLFA, XLCA and the Permitted Transferees that hold Registrable Securities from time to time (and “Holder” means any of such Persons).

     “Holders’ Representative” means XLFA or any other Holder designated in writing by XLFA and XLCA as the Holders’ Representative.

     “Holding Period” means the period from the date of this Agreement until the six-month anniversary of this Agreement.

     “Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

     “Law” means any statute, law, code, ordinance, rule or regulation of any Governmental Entity.

     “Other Securities” means Class A Ordinary Shares other than Registrable Securities.

     “Permitted Transferee” has the meaning set forth in Section 3.6.

     “Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any group (within the meaning of Section 13(d)(3) of the Exchange Act) comprised of two or more of the foregoing.

     “Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A or Rule 430B promulgated under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, any Issuer Free Writing Prospectus related thereto, and all other amendments and

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supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

     “Registrable Securities” means (a) all 8,000,000 Class A Ordinary Shares issued to XLFA and XLCA as of the date of this Agreement, and (b) any securities issued directly or indirectly with respect to such shares described in clause (a) because of stock splits, stock dividends, reclassifications, recapitalizations, mergers, consolidations, or similar events. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (ii) such securities shall have been disposed of pursuant to Rule 144 or (iii) such securities are at such time eligible to be sold to the public without volume limitations pursuant to Rule 144, it being understood that in the event that such securities cease to be eligible to be sold to the public without volume limitations pursuant to Rule 144, then subject to clauses (i) and (ii) above such securities will again be Registrable Securities hereunder until such time as such securities are eligible to be sold to the public without volume limitations pursuant to Rule 144, and it being further agreed and understood that if such securities are at such time ineligible to be sold without volume limitations under Rule 144 because the Company does not satisfy the condition set forth in Rule 144(c)(1) and such ineligibility is due solely to the failure of Syncora Holdings Ltd after the date hereof to file with the SEC in a timely manner its Annual Report on Form 10-K under the Exchange Act, then until such time as such Annual Report on Form 10-K is filed by Syncora Holdings Ltd with the SEC such securities shall not be deemed to be Registrable Securities and the Company’s obligations under Sections 2.1, 2.2, 2.3, 2.4 and 2.7 hereof with respect to such securities shall be suspended during such period.

     “Registration Statement” means any registration statement of the Company under the Securities Act which permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     “Rule 144” means Rule 144 under the Securities Act (or any successor provision).

     “SEC” means the United States Securities and Exchange Commission.

     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder.

     “Selling Holder” means each Holder of Registrable Securities included in a registration pursuant to Article II.

     “Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on either (a) Form S-3 or (b) if the Company is not permitted to file a Registration Statement on Form S-3, a Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act covering Registrable Securities. To

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the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act), a “Shelf Registration Statement” shall be deemed to refer to an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) on Form S-3.

     A “Subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which is owned directly or indirectly by such first person).

     “Transfer” means, with respect to a given security, any transaction whereby a given Person (a) offers, pledges, sells, contract to sells, sells any option or contract to purchase, purchases any option or contract to sell, grants any option, right or warrant to purchase, lends, or otherwise transfers or disposes of, directly or indirectly, such given security or any securities convertible into or exercisable or exchangeable for any or all of such given security or (b) enters into any swap or any other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any or all of the given security, whether any such transaction described in clause (a) or (b) is to be settled by delivery of any or all of the given security or any other securities, in cash or otherwise.

     Section 1.2 Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, unless the context expressly provides otherwise. All references herein to Articles, Sections, paragraphs, subparagraphs, clauses or Exhibits shall be deemed references to Articles, Sections, paragraphs, subparagraphs or clauses of, or Exhibits to, this Agreement, unless the context requires otherwise. Unless otherwise expressly defined, terms defined in this Agreement have the same meanings when used in any Exhibit hereto. Unless otherwise specified, the words “this Agreement”, “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole (including the Exhibits) and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. Unless expressly stated otherwise, any Law defined or referred to herein means such Law as from time to time amended, modified or supplemented, including by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 1.3 Holding Period.

          (a) The Holders agree that until the end of the Holding Period, they will not Transfer any of the Registrable Securities to any Person.

          (b) The Holders further agree that they will not publicly disclose the intention to make any such Transfer referred to in Section 1.3(a) above prior to the end of the Holding Period. In furtherance of the foregoing, the Company and its transfer agent and registrar are

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hereby authorized to decline to make any transfer that would constitute a violation or breach of this Agreement.

     Section 1.4 Right of First Offer.

          (a) Offering Notice. Prior to exercising any rights under Article II or otherwise effecting any Transfer of any Class A Ordinary Shares, any Holder who desires to Transfer any number of Class A Ordinary Shares (such Holder being, a “Transferring Party”) shall first offer to the Company the option to purchase from such Holder such number of the Class A Ordinary Shares that such Holder desires to Transfer by giving written notice (the “Offering Notice”) to the Company stating the number of Class A Ordinary Shares that such Holder proposes to sell (the “Offered Stock”) and the proposed purchase price per share to be paid for such Class A Ordinary Shares (the “Offer Price”). An Offering Notice shall constitute an irrevocable offer from the Holder to the Company to sell to the Company the Offered Stock on the terms and conditions set forth in the Offering Notice for an amount of cash consideration per share equal to the Offer Price, and such irrevocable offer, if not accepted by the Company prior to the expiration of the Election Period (as defined below) in accordance with Section 1.4(b), shall expire at the expiration of the Election Period.

          (b) Company Option. The Company shall be entitled to irrevocably commit to purchase all of the Offered Stock upon the terms and conditions and for the cash consideration per share equal to the Offer Price, by giving written notice of such election to the Transferring Party (the “Election Notice”), no later than 5 p.m. (New York time) on the fifth Business Day after the date on which the Offering Notice has been given to the Company (the “Election Period”).

          (c) Permitted Transfer.

          (i) If the Company does not elect to irrevocably commit to purchase all of the Offered Stock prior to the expiration of the Election Period as set forth in Section 1.4(b), then the Transferring Party may Transfer all, but not less than all, of the Offered Stock to any Person at a price no less than the Offering Price and on terms and conditions no more favorable to the transferee than those specified in the Offering Notice for a period of up to thirty-five (35) days from the expiration of the Election Period including, if such Class A Ordinary Shares are at such time Registrable Securities, pursuant to Article II. The Offered Stock so Transferred to any Person within such period shall cease to be subject to the provisions of this Section 1.4, and any Offered Stock not so Transferred within such period shall continue to be subject to the provisions of this Section 1.4 in connection with any subsequent proposed Transfer.

          (ii) If the Company elects to purchase all of the Offered Stock, then the closing of the purchase of such Offered Stock from such Transferring Party shall be held at the offices of Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York, or at such other location as shall be mutually agreed, at a mutually agreed upon time on a mutually agreed upon Business Day during the 10 day period immediately following the date on which the Election Notice was delivered to the Transferring Party or at such other time and place as the parties to the transaction may agree. At such closing, (x) the Transferring Party will deliver stock certificates evidencing

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the Offered Stock duly endorsed in blank (or accompanied by duly executed stock powers in blank) and such other instruments as the Company may reasonably require to consummate the purchase of such Offered Stock, (y) the Company shall deliver an amount equal to the product of (1) the Offered Stock and (2) the Offering Price, by wire transfer in immediately available funds to a bank account or bank accounts designated by the Transferring Party in writing to the Company at least two days prior to such closing.

          (d) Failure to Elect. The failure of the Company to give any written notice specified in this Section 1.4 within the time period specified herein shall be deemed to be a waiver of its rights under this Section 1.4 to purchase the Offered Stock pursuant to such Offering Notice (but not any subsequent Offering Notice).

ARTICLE II

REGISTRATION RIGHTS

     Section 2.1 Demand Registrations. (a) Subject to Section 2.1(h), at any time and from time to time following the last day of the Holding Period, the Holders’ Representative shall have the right by delivering a written notice to the Company (a “Demand Notice”) to require the Company to, pursuant to the terms of this Agreement, register under and in accordance with the provisions of the Securities Act the number of Registrable Securities Beneficially Owned by Holders and requested by such Demand Notice to be so registered (a “Demand Registration”); provided, however, that a Demand Notice may only be made if the amount of Registrable Securities requested to be registered is reasonably expected to generate aggregate gross proceeds on sale (prior to deducting underwriting discounts and commissions and offering expenses) of at least $35 million. A Demand Notice shall also specify the expected method or methods of disposition of the applicable Registrable Securities. Following receipt of a Demand Notice, the Company shall use its reasonable best efforts to file, as promptly as reasonably practicable, but not later than, 60 days with respect to any underwritten offering, or 30 days with respect to any other offering, after receipt by the Company of such Demand Notice (subject to paragraph (e) of this Section 2.1) (provided, however, that with respect to a Demand Notice delivered to the Company following the Company’s failure or decline to exercise its option to purchase the Offered Stock pursuant to Section 1.4(b), such 60 or 30 day period, as applicable, shall commence from the date on which the Offering Notice was delivered to the Company), a Registration Statement relating to the offer and sale of the Registrable Securities requested to be included therein by the Holders thereof in accordance with the methods of distribution elected by such Holders (a “Demand Registration Statement”) and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

          (b) If any of the Registrable Securities to be registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter(s) of such underwritten offering advise the Company and Holders in writing that it is their good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering, together with any Other Securities proposed to be included by holders

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thereof which are entitled to include securities in such Registration Statement, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all such Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

               (i) first, the Registrable Securities for which inclusion in such demand offering was requested by the Holders, pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by each such Holder; and

               (ii) second, among any holders of Other Securities, pro rata, based on the number of Other Securities Beneficially Owned by each such holder.

          (c) The Holders collectively shall be entitled to request no more than two Demand Registrations pursuant to this Section 2.1; provided, that in no event shall the Company be required to effect more than one Demand Registration in any three month period.

          (d) In the event of a Demand Registration, the Company shall use its reasonable best efforts to maintain the continuous effectiveness of the applicable Registration Statement for a period of at least 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold. For the avoidance of doubt, the foregoing sentence is not intended to limit the obligation of the Company to maintain the continuous effectiveness of the Short-Form Registration contemplated by Section 2.2 as required by Section 2.2.

          (e) The Company shall be entitled to postpone (but not more than once in any six-month period), for a reasonable period of time, together with any postponement under Section 2.2(c), not in excess of 60 days (and not for periods exceeding, in the aggregate, 90 days during any twelve-month period), the filing or initial effectiveness of, or suspend the use of, a Demand Registration Statement if the Company delivers to the Holders’ Representative a certificate signed by both the Chief Executive Officer and Chief Financial Officer of the Company certifying that, in their good faith judgment, such registration, offering or use would reasonably be expected to materially adversely affect or materially interfere with any bona fide and imminent material financing of the Company or any imminent material transaction under consideration by the Company or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect the Company. The Company shall have no obligation to include in any such certificate any reference to or description of the facts based upon which the Company is delivering such certificate. If the Company so postpones the filing of a Registration Statement, the Holders’ Representative will have the right to withdraw the request for registration by giving written notice to the Company within ten days of the anticipated termination date of the postponement period, as provided in the notice delivered to the Holders’ Representative and such withdrawn registration will not count as a Demand Registration.

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          (f) The Holders’ Representative shall have the right to notify the Company that it has determined that the Registration Statement relating to a Demand Registration be abandoned or withdrawn, in which event the Company shall promptly abandon or withdraw such Registration Statement.

          (g) No request for registration will count for the purposes of the limitations in Section 2.1(c) if: (A) the Holders’ Representative determines in good faith to withdraw the proposed registration prior to the effectiveness of the Registration Statement relating to such request due to marketing conditions or regulatory reasons relating to the Company, (B) the Registration Statement relating to such request is not declared effective within 60 days of the date such Registration Statement is first filed with the SEC (other than solely by reason of the applicable Holders having refused to proceed), (C) the Registration Statement is not maintained effective for the period required pursuant to this Section 2.1(d), (D) prior to the sale of at least 90% of the Registrable Securities included in the applicable registration relating to such request, such registration is adversely affected by any stop order, injunction or other order or requirement of the SEC or other Governmental Entity or court, (E) more than 10% of the Registrable Securities requested by the Holders to be included in the registration are not so included pursuant to Section 2.1(b), or (F) the conditions to closing specified in any underwriting agreement or purchase agreement entered into in connection with the registration relating to such request are not satisfied (other than as a result of a default or breach thereunder by the applicable Holders). Notwithstanding anything to the contrary, the Company will pay all expenses (in accordance with Section 2.9) in connection with any request for registration pursuant to this Agreement regardless of whether or not such request counts toward the limitation set forth above.

          (h) Notwithstanding anything else to the contrary in this Section 2.1, if, prior to any request for registration pursuant to this Section 2.1, (i) the Company shall have filed a Shelf Registration Statement covering all of the Registrable Securities, (ii) the plan of distribution set forth in such Shelf Registration Statement includes underwritten offerings and (iii) the Shelf Registration Statement is effective when the Holders’ Representative would otherwise make a request for registration under this Section 2.1, the Company shall not be required to separately register any Registrable Securities in response to such request, and such request shall be deemed to be a request that the Company cooperate in effecting a Takedown (as defined below) of the Registrable Securities pursuant to such Shelf Registration Statement. The Company may also register Other Securities on any such Shelf Registration Statement.

     Section 2.2 Shelf Registration. (a) Subject to the second to last sentence of this Section 2.2(a), within 5 days following the end of the Holding Period, the Company shall file with the SEC a Shelf Registration Statement providing for the registration and sale of all of the Registrable Securities by the Holders and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as soon as reasonably practicable thereafter. Notwithstanding the foregoing, the Company shall have no obligation to file, or keep effective a Shelf Registration if all Class A Ordinary Shares held by the Holders are no longer Registrable Securities. In the event that Class A Ordinary Shares which are no longer Registrable Securities (other than pursuant to clause (i) or (ii) of the definition of Registrable Securities) become Registrable Securities, the Company shall file or update a Shelf Registration Statement with respect to such Registrable Securities within five Business Days of receiving notification of such event and use its reasonable best efforts to cause such Shelf Registration

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Statement to be declared effective under the Securities Act as soon as reasonably practicable thereafter.

          (b) The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Holders until the earlier of the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) (such period of effectiveness, the “Shelf Period”). Subject to Section 2.2(c), the Company shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is required by applicable Law. The Company shall use its reasonable best efforts to remain a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) and to not become an ineligible issuer (as defined in Rule 405 under the Securities Act) during the Shelf Period.

          (c) The Company shall be entitled to postpone (but not more than once in any six-month period), for a reasonable period of time, together with any postponement under Section 2.1(e), not in excess of 60 days (and not for periods exceeding, in the aggregate, 90 days during any twelve-month period), the filing or initial effectiveness of, or suspend the use of, a Shelf Registration Statement if the Company delivers to the Holders’ Representative a certificate signed by both the Chief Executive Officer and Chief Financial Officer of the Company certifying that, in their good faith judgment, such registration, offering or use would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect the Company. The Company shall have no obligation to include in any such certificate any reference to or description of the facts based upon which the Company is delivering such certificate.

          (d) Upon a written request from any Holder (an “Initiating Holder”) to effect an offering under the Shelf Registration Statement (a “Takedown”), the Company will, as soon as practicable, (x) deliver a written notice relating to the proposed Takedown to all other Holders and (y) promptly (and in any event not later than twenty days after receiving such Initiating Holder’s request) supplement the Prospectus included in the Shelf Registration Statement as would permit or facilitate the sale and distribution of all or such portion of such Initiating Holder’s Registrable Securities as are specified in such request together with the Registrable Securities requested to be included in such Takedown by any other Holders who notify the Company in writing within ten business days after receipt of such written notice from the Company. If the Company and/or the holders of any Other Securities request inclusion of Other Securities in a Takedown, such Other Securities shall be included in the Takedown if, and only if, inclusion of such Other Securities would not be reasonably likely to delay in any material respect the timely effectuation of the Takedown or the sale of Registrable Securities pursuant to the Takedown. In the case of a request for or effectuation of a Takedown, all references in this Agreement to the effective date of a

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Registration Statement shall be deemed to refer to the date of pricing of such Takedown and all references to registration shall be deemed to refer to the Takedown.

          (e) If any of the Registrable Securities to be sold pursuant to a Shelf Registration Statement are to be sold in a firm commitment underwritten offering, and the managing underwriter(s) of such underwritten offering advise the Holders in writing that it is their good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering, together with any Other Securities proposed to be included by holders thereof which are entitled to include securities in such Registration Statement, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all such Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

          (i) first, the Registrable Securities for which inclusion in such underwritten offering requested by the Holders, pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by each such Holder; and

          (ii) second, among any holders of Other Securities, pro rata, based on the number of Other Securities Beneficially Owned by each such holder of Other Securities.

     Section 2.3 Piggyback Registrations. (a) If, other than pursuant to Section 2.1 or Section 2.2, the Company proposes or is required to file a registration statement under the Securities Act with respect to an offering of Class A Ordinary Shares, whether or not for sale for its own account (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto, (ii) filed solely in connection with any employee benefit or dividend reinvestment plan, or (iii) so long as a Shelf Registration Statement is effective and available pursuant to Section 2.2 hereof, filed solely in connection with the issuance or resale of Class A Ordinary Shares issuable upon conversion, exercise or exchange of any securities of the Company or any of its Subsidiaries, where such convertible, exercisable or exchangeable securities were issued in, or as part of, a financing transaction), in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, then the Company shall give prompt written notice of such proposed filing at least 30 days before the anticipated filing date (the “Piggyback Notice”) to the Holders. The Piggyback Notice shall offer the Holders the opportunity to include in such registration statement the number of Registrable Securities as they may request (a “Piggyback Registration”). Subject to Section 2.3(b) hereof, the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after notice has been given to the Holders, to permit the distribution of such Registrable Securities in accordance with the methods of distribution elected by such Holders. The Holders shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least two Business Days prior to the effective date of the Registration Statement relating to such Piggyback Registration. The Company shall use its reasonable best efforts to maintain the effectiveness of

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the Registration Statement for a Piggyback Registration for a period of at least 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold. No Piggyback Registration shall count towards registrations required under Section 2.1.

          (b) If any of the securities to be registered pursuant to the registration giving rise to the Holders’ rights under this Section 2.3 are to be sold in an underwritten offering, the Holders shall be permitted to include all Registrable Securities requested to be included in such registration in such offering on the same terms and conditions as any Other Securities included therein; provided, however, that if such offering involves a firm commitment underwritten offering and the managing underwriter(s) of such underwritten offering advise the Company in writing that it is their good faith opinion that the total amount of Registrable Securities requested to be so included, together with all Other Securities that the Company and any other Persons having rights to participate in such registration intend to include in such offering, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

          (i) first, all Other Securities being sold by the Company for its own account or by any Person (other than a Holder) exercising a contractual right to demand registration;

          (ii) second, all Registrable Securities requested to be included by the Holders, pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by each such Holder; and

          (iii) third, among any other holders of Other Securities requesting such registration, pro rata, based on the number of Other Securities Beneficially Owned by each such holder of Other Securities.

     Section 2.4 Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Article II, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as possible (to the extent applicable, in the case of a Takedown):

          (a) Prepare and file with the SEC a Registration Statement or Registration Statements on such form which shall be available for the sale of the Registrable Securities by the Holders or the Company in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (excluding documents that would be incorporated or deemed to be incorporated therein by reference), the

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Company shall furnish or otherwise make available to the Selling Holders, their counsel and the managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto (excluding such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) with respect to any registration pursuant to Section 2.1, 2.2 or 2.3 to which any Holder (if such Registration Statement includes Registrable Securities of such Holder), its counsel, or the managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with applicable Law.

          (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement, and cause the related Prospectus to be supplemented by any Prospectus supplement or Issuer Free Writing Prospectus as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act.

          (c) Notify each Selling Holder and the managing underwriter(s), if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other Governmental Entity for amendments or supplements to a Registration Statement or related Prospectus or Issuer Free Writing Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company contained in any agreement (including any underwriting agreement contemplated by Section 2.4(o) below) cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference or any Issuer Free Writing Prospectus related thereto untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus, documents or Issuer Free Writing Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of any Prospectus or Issuer Free Writing Prospectus, it

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will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (d) Use its reasonable best efforts to avoid the issuance of any order suspending the effectiveness of a Registration Statement or any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, or, if issued, to obtain the withdrawal or lifting of any such order or suspension at the reasonably earliest practicable date.

          (e) If requested by the managing underwriter(s), if any, or the Holders of a majority of the Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement, post-effective amendment or Issuer Free Writing Prospectus such information as the managing underwriter(s), if any, or such Holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement, such post-effective amendment or Issuer Free Writing Prospectus as soon as reasonably practicable after the Company has received such request.

          (f) Furnish or make available to each Selling Holder, and each managing underwriter, if any, without charge, such number of conformed copies of the Registration Statement and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such Holder, counsel or managing underwriter(s)), and such other documents, as such Holders or such managing underwriter(s) may reasonably request, and upon request a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other Governmental Entity relating to such offering.

          (g) Deliver to each Selling Holder, and the managing underwriter(s), if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus and any Issuer Free Writing Prospectus related to any such Prospectuses) and each amendment or supplement thereto as such Persons may reasonably request in connection with the distribution of the Registrable Securities; and the Company, subject to Section 2.5(b), hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Selling Holders and the managing underwriter(s), if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto.

          (h) Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the Selling Holders, the managing underwriter(s), if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as any Selling Holder or managing underwriter(s) reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to

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enable such Selling Holders to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) subject itself to material taxation in any such jurisdiction where it is not then so subject, or (iii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

          (i) Cooperate with the Selling Holders and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each Selling Holder that the Registrable Securities represented by the certificates so delivered by such Selling Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or the Selling Holders may request at least two Business Days prior to any sale of Registrable Securities.

          (j) Upon the occurrence of any event contemplated by Section 2.4(c)(ii), (c)(iii), (c)(iv), (c)(v) or (c)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference or an Issuer Free Writing Prospectus related thereto, or file any other required document so that, as thereafter delivered to the Selling Holders, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (k) Prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities.

          (l) Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

          (m) Use its reasonable best efforts to cause all Registrable Securities covered by such Registration Statement to be authorized to be listed on each national securities exchange, if any, on which similar securities issued by the Company are then listed.

          (n) Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the disposition of such Registrable Securities, and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Selling Holders and the managing underwriter(s), if any, with respect to the business of the Company and its Subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish to the Selling Holders of such Registrable Securities

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opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s), if any, and counsels to the Selling Holders of the Registrable Securities), addressed to each Selling Holder of Registrable Securities and each of the managing underwriter(s), if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and managing underwriter(s), (iii) use its reasonable best efforts to obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each Selling Holder of Registrable Securities (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession or such action is otherwise inconsistent with the then current practice in the accounting profession) and each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain customary indemnification provisions and procedures, except as otherwise agreed by the Company and Holders of a majority of the Registrable Securities being sold in connection therewith and the managing underwriter(s), if any, and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

          (o) Upon execution of a customary confidentiality agreement, make available for inspection by a representative of the Selling Holders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Selling Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries, and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information in each case reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such Registration Statement.

          (p) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and any applicable national securities exchange, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act.

     Section 2.5 Certain Additional Agreements.

          (a) The Company may require each Selling Holder to furnish to the Company in writing such information required in connection with such registration regarding such Selling Holder and the distribution of such Registrable Securities as the Company may, from time to time,

15

reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any Selling Holder who fails to furnish such information within a reasonable time after receiving such request.

          (b) Each Selling Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(c)(iii) or (c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.4(k) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that (i) in no event shall such discontinuance exceed the time period set forth in Section 2.1(e) hereof, and (ii) the Company shall extend the time periods under Section 2.1 and Section 2.3 with respect to the length of time that the effectiveness of a Registration Statement must be maintained by the amount of time the Holder is required to discontinue disposition of such securities.

          (c) The Company covenants and agrees that, so long as any Holder holds any Registrable Securities in respect of which any registration rights provided for in this Article II remain in effect, the Company will not, directly or indirectly, grant to any Person or agree to or otherwise become obligated in respect of rights of registration in the nature or substantially in the nature of those set forth in this Article II that would have priority over the Registrable Securities with respect to the inclusion of such securities in any registration by the Company (other than rights granted to a new registration rights holder after the date hereof to exercise a contractual right to demand registration that have terms no more favorable than the demand registration rights granted to the Holders in this Agreement), without the prior written consent of the Holder’s Representative. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted prior to the date hereof to the holders of any of the Company’s other issued and outstanding securities under any such agreements.

          (d) Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sale of Registrable Securities pursuant to the Registration Statement.

     Section 2.6 Indemnification.

          (a) Indemnification by the Company. The Company shall indemnify and hold harmless, to the fullest extent permitted by Law, each Selling Holder whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners (limited and general), members, managers and shareholders of each of them, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) each such Selling Holder and the officers, directors, partners (limited and general), members, managers and shareholders of each such controlling Person, each underwriter (including any Holder that is deemed to be an underwriter pursuant to any SEC comments or policies), if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, “Holder Indemnitees”), from and against any and all losses, claims, damages, liabilities, expenses (including, without limitation, costs of preparation

16

and reasonable attorneys’ fees and any other reasonable fees or expenses incurred by such party in connection with any investigation or Action), judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any applicable Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto), amendment of or supplement to any of the foregoing or other document incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein (in the case of a final or preliminary Prospectus, in light of the circumstances under which they were made) a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or of the Exchange Act in connection with any such registration, qualification or compliance; provided, that the Company will not be liable to a Selling Holder or underwriter, as the case may be, in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such Selling Holder or underwriter, as the case may be, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto), amendment of or supplement to any of the foregoing or other document in reliance upon and in conformity with written information furnished to the Company by such Selling Holder or underwriter specifically for inclusion in such document; and provided, further, that the Company will not be liable to any Person who participates as an underwriter in any underwritten offering or sale of Registrable Securities, or to any Person who is a Selling Holder in any non-underwritten offering or sale of Registrable Securities, or any other Person, if any, who controls such underwriter or Selling Holder within the meaning of the Securities Act, under the indemnity agreement in this Section 2.6 with respect to any preliminary Prospectus or the final Prospectus (including any amended or supplemented preliminary or final Prospectus), as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter, Selling Holder or controlling Person results from the fact that such underwriter or Selling Holder sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final Prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter or Selling Holder and such final Prospectus, as then amended or supplemented, has corrected any such misstatement or omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnitee or any other Holder and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to each Holder Indemnitee.

          (b) Indemnification by Selling Holders. In connection with any Registration Statement in which a Selling Holder is participating by registering Registrable Securities, such Selling Holder shall furnish to the Company in writing such information as the Company reasonably requests specifically for use in connection with any Registration Statement or Prospectus and agrees, severally and not jointly with any other Person, to indemnify and hold harmless, to the fullest extent permitted by Law, the Company, the officers and directors of the Company, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the

17

Exchange Act) such underwriter (collectively, “Company Indemnitees”), from and against all Losses, as incurred, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto) or any amendment of or supplement to any of the foregoing or any other document incident to such registration, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a final or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case solely to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto), offering circular, or any amendment of or supplement to any of the foregoing or other document in reliance upon and in conformity with written information furnished to the Company by such Selling Holder expressly for inclusion in such document. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of its directors, officers or controlling Persons. The Company may require as a condition to its including Registrable Securities in any Registration Statement filed hereunder that the holder thereof acknowledge its agreement to be bound by the provisions of this Agreement (including Section 2.6) applicable to it.

          (c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “indemnified party”), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the “indemnifying party”) of any claim or of the commencement of any Action with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been actually prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or Action, to assume, at the indemnifying party’s expense, the defense of any such Action, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party shall have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party agrees to pay such fees and expenses; (ii) the indemnifying party fails reasonably promptly to assume, or in the event of a conflict of interest, as determined after receiving written advice from outside counsel, cannot assume, the defense of such Action or fails to employ counsel reasonably satisfactory to such indemnified party, in which case the indemnified party shall also have the right to employ counsel and to assume the defense of such Action; or (iii) in the indemnified party’s reasonable judgment, after receiving written advice from outside counsel, a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Action; provided, further, however, that the indemnifying party shall not, in connection with any one such Action or separate but substantially similar or related Actions in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party will not be subject to any liability for any settlement made without

18

its written consent (but such consent will not be unreasonably withheld or delayed). No indemnifying party will be subject to any liability for any settlement made without its written consent (but such consent will not be unreasonably withheld or delayed). The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by all claimants or plaintiffs to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation.

          (d) Contribution. (i) If the indemnification provided for in this Section 2.6 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

          (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

          (iii) No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (e) Limitation on Holder Liability. Notwithstanding anything to the contrary contained in this Agreement, an indemnifying party that is a Holder shall not be required to indemnify or contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Registrable Securities sold by such Holder in the applicable offering exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of the applicable untrue or alleged untrue statement or omission or alleged omission.

          Section 2.7 Rule 144; Rule 144A. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 or 144A under the Securities Act), and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or 144A or Regulation S

19

under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

     Section 2.8 Underwritten Registrations. (a) If any offering of Registrable Securities is an underwritten offering, the Holders’ Representative shall have the right to select the investment banker or investment bankers and managers to administer the offering, subject to approval by the Company, not to be unreasonably withheld or delayed. The Company shall have the right to select the investment banker or investment bankers and managers to administer any incidental or piggyback registration.

          (b) No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell the Registrable Securities or Other Securities it desires to have covered by the registration on the basis provided in any underwriting arrangements in customary form (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter, provided that no such Person will be required to sell more than the number of Registrable Securities that such Person has requested the Company to include in any registration), and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, provided that such Person (other than the Company) shall not be required to make any representations or warranties other than those related to title and ownership of shares and as to the accuracy and completeness of statements made in a Registration Statement, Prospectus or other document in reliance upon and in conformity with written information furnished to the Company or the managing underwriter(s) by such Person and, provided further, that such Person’s (other than the Company’s) liability in respect of such representations and warranties shall not exceed such Person’s net proceeds from the offering.

     Section 2.9 Registration Expenses. The Company shall pay all reasonable documented expenses incident to the Company’s performance of or compliance with its obligations under this Article II, including, without limitation, (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with the SEC, all applicable securities exchanges and/or the Financial Industry Regulatory Authority and (B) of compliance with securities or Blue Sky laws including any fees and disbursements of counsel for the underwriter(s) in connection with Blue Sky qualifications of the Registrable Securities pursuant to Section 2.4(h)), (ii) printing expenses (including expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter(s), if any, or by the Holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) expenses of the Company incurred in connection with any road show, and (vi) fees and disbursements of all independent certified public accountants (including, without limitation, the expenses of any “comfort” letters required by this Agreement) and any other Persons, including special experts retained by the Company. In addition, the Company shall bear all of its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange

20

on which similar securities issued by the Company are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company. The Company shall not be obligated to pay any underwriting discounts attributable to sales of Registrable Securities by Holders thereof or the fees and disbursements of any counsel to the Holders.

ARTICLE III

MISCELLANEOUS

     Section 3.1 Conflicting Agreements. Each party represents and warrants that it has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement.

     Section 3.2 Termination. This Agreement shall terminate at such time as there are no Registrable Securities, except for the provisions of Sections 2.6, 2.7, 2.9 and this Article III, which shall survive such termination.

     Section 3.3 Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Company, XLFA and XLCA (or, in the case of an amendment at any time when XLFA and XLCA are not the sole Holders, signed on behalf of each of (i) the Company and (ii) the Holders of a majority of the aggregate number of Registrable Securities then held by all Holders). Any party hereto may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other parties (or, in the case of a waiver of any rights of the Holders at any time when XLFA and XLCA are not the sole Holders, by an instrument in writing signed by the Holders of a majority of the aggregate number of Registrable Securities then held by all Holders and delivered to the Company and the Holders’ Representative). The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     Section 3.4 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

     Section 3.5 Entire Agreement. Except as otherwise expressly set forth herein, this Agreement and the Master Transaction Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

     Section 3.6 Successors and Assigns. Neither this Agreement nor any right or obligation hereunder is assignable in whole or in part by any party without the prior written consent of the other party hereto; provided that XLFA and XLCA may transfer their respective rights and obligations hereunder (in whole or in part) to Syncora Holdings Ltd or any of its Subsidiaries

21

(each, a “Permitted Transferee”) without the prior written consent of the Company. Any such assignment shall be effective upon receipt by the Company of (x) written notice from the transferring Holder stating the name and address of the Permitted Transferee and identifying the number of shares of Registrable Securities with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred and (y) a written agreement in substantially the form attached as Exhibit A hereto from such Permitted Transferee to be bound by the applicable terms of this Agreement.

     Section 3.7 Counterparts; Execution by Facsimile Signature. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

     Section 3.8 Remedies. (a) Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach or threatened breach and enforcing specifically the terms and provisions hereof. Each party hereto agrees to waive any requirement for the securing or posting of any bond in connection with such remedy.

          (b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     Section 3.9 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day or (iii) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the addresses set forth below or such other address or facsimile number as a party may from time to time specify by notice to the other parties hereto:

     If to the Company: XL Capital Ltd, One Bermudiana Road, Hamilton HM 11, Bermuda, Attention: General Counsel, Fax: (441) 295-2840; and with a copy (which shall not constitute notice) to: Cadwalader, Wickersham & Taft, LLP, 1201 F Street, NW, Washington, DC 20004; Attention: Mark C. Ellenberg; Fax (202) 862-2400.

     If to XLFA or XLCA: 1221 Avenue of the Americas, New York NY 10020-1001; Attention: General Counsel; Fax: (212) 478-3587; and with a copy (which shall not constitute notice) to: Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153; Attention: Joseph Verdesca; Fax: (212) 310-8007

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     Section 3.10 Governing Law; Consent to Jurisdiction. (a) This Agreement shall be governed in all respects by the laws of the State of New York, without regard to its conflicts of laws principles.

          (b) Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal or state court located in the Borough of Manhattan in the City of New York, New York in the event any dispute arises out of this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any Action relating to this Agreement in any court other than a Federal or state court located in the Borough of Manhattan in the City of New York, New York.

          (c) Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal Action or proceeding in relation to this Agreement and for any counterclaim therein.

[signature page follows]

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     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

XL CAPITAL LTD

By: _________________________
Name:
Title:

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

SYNCORA GUARANTEE RE LTD.
FORMERLY KNOWN AS
XL FINANCIAL ASSURANCE LTD

By: _________________________
Name:
Title:

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

SYNCORA GUARANTEE INC.
FORMERLY KNOWN AS
XL CAPITAL ASSURANCE INC.

By: _________________________
Name:
Title:

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

EXHIBIT A

JOINDER

     Reference is made to the Registration Rights Agreement dated as of August 5, 2008 (as amended from time to time, the “Registration Rights Agreement”) among XL Capital Ltd, a Cayman Island corporation, Syncora Guarantee Re Ltd. (formerly known as XL Financial Assurance Ltd), a company domiciled in Bermuda and Syncora Guarantee Inc. (formerly known as XL Capital Assurance Inc.), a New York insurance company, and each other person who shall have become a party to the Registration Rights Agreement in accordance with the terms thereof.

     By execution of this Joinder, the undersigned agrees to become a party to the Registration Rights Agreement and to be bound by the terms, conditions, restrictions and provisions thereof as a “Holder” thereunder, entitled to all of the rights available thereto and subject to all of the burdens imposed thereon.

Name:

Address for Notices:	With Copies to:

Signature:

Date:

SCHEDULE 2.01-1

COMMUTED REINSURANCE AGREEMENTS

Part I
	Commutation Amount (pursuant to applicable commutation agreement)
Agreement
2001 Facultative Quota Share Treaty	$25,000,000
Excess of Loss Agreement	$100,000,000
Adverse Development Cover	$65,300,000
Facultative Master Certificate	5,776,621 of XL’s Class A Ordinary Shares

Part II

	Portion of Commutation Amount Under Quota Share Treaty Commutation Agreement Paid By The XL Parties
		Total Commutation Amount Under Quota Share Treaty
Agreement
Quota Share Treaty	$1,584,700,000, plus 2,223,379 of XL’s Class A Ordinary Shares received by XLFA from XL as part of the consideration for commuting, terminating or settling the Quota Share Treaty	$3,926,000,000

Sch. 2.01-1

SCHEDULE 2.06(a-1)

SCA PARTIES RECEIVING A PORTION OF THE CASH CONSIDERATION AMOUNT

Allocation of Cash Proceeds

Total cash received by XLFA:	$1,768,000,000

Transfer instructions for remitting funds to XLFA:
[Intentionally omitted]

Please send email/fax containing details of the transfer to:
[Intentionally omitted]

Rebecca O’Connell (VP & Assistant Treasurer) at SCA
Phone: (212) 478-3629
Fax: (212) 478-3587
E-mail: rebecca.oconnell@scafg.com

Total cash received by XLCA:	$7,000,000

Transfer instructions for remitting funds to XLCA:
[Intentionally omitted]

Please send email/fax containing details of the transfer to:
[Intentionally omitted]

Rebecca O’Connell (VP & Assistant Treasurer) at SCA
Phone: (212) 478-3629
Fax: (212) 478-3587
E-mail: rebecca.oconnell@scafg.com

Sch. 2.06(a-1)

SCHEDULE 2.06(b-1)

SCA PARTIES RECEIVING A PORTION OF THE STOCK CONSIDERATION

XLFA:           2,223,379 shares of XL’s Class A Ordinary Shares, par value $0.01 per share

XLCA:           5,776,621 shares of XL’s Class A Ordinary Shares, par value $0.01 per share

Sch. 2.06(b-1)